SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C.  20549

                       FORM 8-K

                     CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 1996


   GILBERT ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)



  Delaware                            0-12588         23-2280922
 (State or other jurisdiction of     (Commission     (I.R.S. Employer
  incorporation or organizational)    File Number)    Identification No.)



   P. O. BOX 1498, READING, PENNSYLVANIA   19603
 (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:  (610) 856-5500

Item 2.  Other Events.

Gilbert Associates, Inc. ("Gilbert") and SAFCO Corporation have executed the definitive Asset Purchase Agreement for the acquisition by Gilbert of the business of SAFCO's Electronic Systems Division. The Electronic Systems Division designs, manufactures, markets and services a broad range of products that enables operators to measure and evaluate the performance of wireless telephone networks. The company also markets products and services to wireless infrastructure providers to efficiently deploy capital and optimize service quality. The transaction was consummated on September 30, 1996, which falls in Gilbert's fourth quarter.

Terms of the acquisition call for Gilbert to assume certain liabilities and pay SAFCO shareholders approximately $5 million in cash at closing (subject to certain adjustments), issue approximately $25 million in notes payable, of which, approximately $15 million will be paid in early 1997, the remaining $10 million over a 5 year term with a 7% coupon rate, and issue 7 year warrants to purchase 555,555 shares of Gilbert common stock at $18 per share. Additional amounts are payable under incentive agreements if SAFCO achieves certain performance targets for 1996-1999. The targets relate to both revenue and operating income levels. The cash at closing was paid from Gilbert's current operating cash and from the acquisition line of credit for which Corestates Bank, N.A. is the agent.



Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

(a) Audited financial statements for the Electronic Systems Division of SAFCO Corporation are not available at this time and will be filed within 60 days after consummation of the acquisition.

(b) Pro forma information for the Electronic Systems Division of SAFCO Corporation is not available at this time and will be filed within 60 days after consummation of the acquisition.

(c) Exhibit #2. Asset purchase agreement dated as of September 20, 1996 by and among Gilbert Associates, Inc. and SAFCO Corporation.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

       GILBERT ASSOCIATES, INC.

Date:  October 10, 1996
      /s/Paul H. Synder
         Paul H. Snyder
         Vice President and
         Chief Financial Officer

<EX-2>

                    ASSET PURCHASE AGREEMENT
                 DATED AS OF SEPTEMBER 20, 1996
                         BY AND AMONG
                    GILBERT ASSOCIATES, INC.
                             AND
                       SAFCO CORPORATION


TABLE OF CONTENTS

DEFINITIONS 1


1.0 TRANSFER OF ASSETS
 1.1  Transfer of Assets
 1.2  Excluded Assets

2.0 ASSUMPTION OF CERTAIN LIABILITIES
 2.1  Assumption of Liabilities
 2.2  Excluded Liabilities

3.0 PURCHASE PRICE
 3.1  Tangible Asset Purchase Price
 3.2  Intangible Asset Purchase Price
 3.3  Post Closing Purchase Price Adjustment
 3.4  Purchase Price Allocation

4.0 DETERMINATION AND PAYMENT OF EARN-OUT PAYMENTS; RESOLUTION OF DISPUTES
 4.1  Annual Financial Statements of STI
 4.2  Disputes

5.0 CLOSING
 5.1  Time and Place of Closing
 5.2  Deliveries by Seller
 5.3  Deliveries by Buyer

6.0 REPRESENTATIONS AND WARRANTIES BY SELLER
 6.1  Organization of Seller
 6.2  Authorization of Agreements
 6.3  Effect of Agreement
 6.4  Governmental Approvals
 6.5  Financial Statements
 6.6  Absence of Certain Changes or Events
 6.7  Title to Properties, Absence of Liens and Encumbrances
 6.8  Tangible Personal Property and Fixtures
 6.9  Leases
 6.10  Patents, Trademarks and Trade Names
 6.11  Employee Compensation
 6.12  Litigation
 6.13  Labor Matters
 6.14  Employee Benefit Plans
 6.15  Environmental Matters
 6.16  Compliance with Obligations
 6.17  Contracts and Commitments
 6.18  Title to Assets
 6.19  Patents and Trademarks
 6.20  Brokers
 6.21  Tax Matters
 6.22  All Necessary Assets
 6.23  Condition of Assets; Limited Warranties
 6.24  Knowledge of Seller
 6.25  Investigation
 6.26  Limitation of Representations and Warranties


7.0 REPRESENTATIONS AND WARRANTIES OF BUYER
 7.1  Organization, Corporate Power and Authority
 7.2  Authorization of Agreement
 7.3  Effect of Agreements
 7.4  Governmental Approvals
 7.5  Litigation
 7.6  Environmental Matters
 7.7  Reports
 7.8  Compliance with Obligations

8.0 COVENANTS OF SELLER
 8.1  Conduct of Division
 8.2  Access
 8.3  Permits, Consents and Novations
 8.4  Remittance to Seller
 8.5  Confidentiality

9.0 COVENANTS OF BUYER
 9.1  Permits
 9.2  Access to Books and Records
 9.3  Cooperation in Third-Party Litigation
 9.4  Rule 144 Filings
 9.5  Future Acquisitions
 9.6  Board Seat

10.0 CONDITIONS PRECEDENT
 10.1  Conditions Precedent to Obligations of Buyer
 10.2  Conditions Precedent to Obligations of Seller

11.0 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATIONS
 11.1  Survival of Representations
 11.2  Agreements to Indemnify
 11.3  Conditions of Indemnification

12.0 OTHER COVENANTS
 12.1  Announcements
 12.2  Employees
 12.3  Retirement Plans
 12.4  Execution of Further Documents
 12.5  Non-Competition
 12.6  Transfer Taxes
 12.7  Cooperation
 12.8  Excluded Assets
 12.9  Tax Cooperation
 12.10  Best Efforts
 12.11  Shared Equipment Lease

13.0 MISCELLANEOUS
 13.1  Bulk Transfer Laws
 13.2  Expenses
 13.3  Waivers
 13.4  Amendments, Supplements
 13.5  Entire Agreement
 13.6  Binding Effect, Benefits
 13.7  Assignability
 13.8  Notices
 13.9  Governing Law; Jurisdiction
 13.10  Representations and Warranties
 13.11  Rules of Construction
 13.12  Counterparts




 LIST OF SCHEDULES AND EXHIBITS

"x" denotes schedules and exhibits included in this filing. All other schedules and exhibits will be furnished to the Commission upon request.

Schedules:

 2.1  Contracts Assumed
 3.3(a)  Procedure for Determining Inventory
 3.4  Purchase Price Allocation
 6.3  Conflicts
 6.4  Approvals
 6.5  Exceptions to GAAP
 6.6  Changes or Events
 6.6(i)  Post-7/31/96 Contracts
 6.7  Encumbrances
 6.8  Machinery and Equipment, Furniture and Fixtures
 6.9  Leases
 6.10  Patents, trademarks and trademark registrations
 6.11  Employee Compensation Rates
 6.12  Litigation
 6.13  Labor Matters
 6.14  Employee Benefit Plans
 6.15  Environmental Matters
 6.17  Contracts and Commitments
 7.4  Governmental Approvals
 7.5  Proceedings Pending
 7.6  Environmental Matters
 12.11  Shared Leases



Exhibits:
x 1.1  July 31 Balance Sheet
  2.1  Assumption Agreement
  3.2(a)(iii) Buyer's Note
  3.2(a)(iii)(A) CoreStates Bank N.A. letter of credit x 3.2(a)(iv) Stock Purchase Warrant
  5.2(d)  Bruce E. Creger Employment Agreement
  5.2(e)  CoreStates Bank Intercreditor Agreement
  5.2(f)  Sublease for 6060 N. Northwest Highway
  5.2(g)  Seller's Opinion of Counsel
  5.2(h)  Guaranty
x 5.2(j)  Amendment to and Assignment and Assumption of Net Lease
  5.3(h)  Buyer's Opinion of Counsel



ASSET PURCHASE AGREEMENT


 This Asset Purchase Agreement (the "Agreement") is made as of the 20th day of September, 1996 by and between GILBERT ASSOCIATES, INC., a Delaware corporation ("Buyer") and SAFCO CORPORATION, an Illinois corporation ("Seller").

WITNESSETH:

 WHEREAS, Seller operates two distinct businesses called the Components Division and the Electronic Systems Division, each of which utilizes, for the most part, its own personnel and assets but shares the use of certain personnel, intellectual property rights, facilities and other assets; and

 WHEREAS, the Buyer wishes to purchase from the Seller, for the sum and upon the terms hereinafter specified, the business of Electronic Systems Division (the "Division") and certain assets and contracts of the Seller used in the Division's operation and is willing to assume certain obligations and liabilities of the Seller pertaining to the Division; and

 WHEREAS, the Seller wishes to sell such assets and business as a going concern for the consideration hereinafter specified and subject to Buyer's assumption of certain obligations and liabilities of the Seller.

 NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and in reliance on the representations and warranties contained herein and subject to the terms and conditions hereof, the parties hereto hereby agree as follows:


 DEFINITIONS

 For purposes of this Agreement, the following terms shall have the definitions hereinafter set forth:

 "Annual Earn-Out" shall have the meaning set forth in Section 3.2(c).

 "Assumed Liabilities" shall have the meaning set forth in Section 2.1.

 "Assumption Agreement" shall have the meaning set forth in Section 2.1.

 "Buyer's Note" shall have the meaning set forth in Section 3.2(a)(iii).

 "Closing" shall have the meaning set forth in Section 5.1.

 "Closing Balance Sheet" shall have the meaning set forth in Subsection
3.3(a).

 "Closing Date" shall have the meaning set forth in Section 5.1.

 "Creger Agreement" shall mean the Employment Agreement between Bruce E. Creger, STI and the Buyer in the form set forth as Exhibit 5.2(d).

 "Division" shall mean the Electronic Systems Division of Seller.

 "Employees" shall have the meaning set forth in Section 12.2(a).


 "Excluded Assets" shall have the meaning set forth in Section 1.2.

 "Final Earn-Out Payment" shall have the meaning set forth in Section
4.2.

 "GAAP" shall mean generally accepted principles of accounting.

 "Independent Accounting Firm" shall have the meaning set forth in
Section 3.3(d).

 "Intangible Assets" shall have the meaning set forth in Section 3.1.

 "Leases" shall have the meaning set forth in Section 6.9.


 "Net Tangible Purchase Price" shall have the meaning set forth in
Section 3.1.

 "1996 Earn-Out" shall have the  meaning set forth in Section 3.2(b).

 "Northwest Highway Lease" shall have the meaning set forth in Section
1.1(i).

 "Shared Lease" shall have the meaning set forth in Section 12.12.

 "STI" shall have the meaning set forth in Section 1.1.

 "Sublease" shall have the meaning set forth in Section 5.2(f).

 "Tangible Assets" shall have the meaning set forth in Section 3.1.

 "Transaction Documents" shall mean those documents described in Sections
5.2 and 5.3.


 1.0 TRANSFER OF ASSETS

  1.1 Transfer of Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 5.1), Seller will sell, transfer, assign and deliver to Buyer who will immediately transfer to Safco Technologies, Inc., an Illinois corporation and Buyer's wholly-owned subsidiary("STI"), and Buyer will purchase from Seller, for the Purchase Price (as defined in Section 3.0 hereof) all of Seller's right, title and interest, free and clear of all pledges, liens, security, interests, encumbrances or other restrictions of any kind or nature except only as specifically referred to or identified in Section 6.7 hereof or Schedule 6.7 or otherwise permitted in this Agreement at the Closing Date, in and to every property and asset of every kind, nature and description, real, personal or mixed, tangible or intangible, wherever situated, used primarily in the operations of the Division, except the Excluded Assets as described in Section 1.2 hereof (exclusive of the Excluded Assets, hereinafter collectively called the "Assets"). The Assets shall include the assets of the Division shown on the July 31, 1996 balance sheet, attached hereto as Exhibit 1.1 (the "July 31 Balance Sheet") subject to changes in the ordinary course of business between August 1, 1996 and the Closing Date and shall include, but not be limited to, the following assets and properties used primarily in the operation of the Division, except the Excluded Assets as the same shall exist on the Closing
Date:

   (a) Personal Property. All tangible personal property, including, but not limited to, all machinery and equipment, computers, fax machines, copiers and office equipment, furniture and furnishings, tools, molds, tooling, dies, jigs and patterns, lab equipment, supplies and accessories, automobiles, trucks, vehicles and other tangible assets wherever located;

   (b) Inventories. All inventories of the Division, wherever located, whether at the Division's facility, with third parties or otherwise, including, without limitation, all finished goods, work-in-progress, raw materials, spare parts, packaging and supplies;

   (c) Accounts Receivable. All accounts receivable from customers of the Division existing on the Closing Date;

   (d) Intellectual Property. All names, marks, slogans, caricatures, logos, instruction manuals and promotional graphics and all patents, patent applications, claims for infringement invention disclosures, rights in software or other trade secret rights, trademarks (whether registered or unregistered), trademark applications and registrations, copyrights (whether registered or unregistered), copyright registrations and applications, and all other intellectual property, including, without limitation, artwork, mechanicals, photography, negatives and printer's working film, wherever located, and technical specifications and manufacturing and process information, trade secrets including software in whatever state of development, research and development data, routing sheets, work standards, formulae (secret or otherwise), inventions, shop rights, know-how, confidential information, engineering and technical designs and drawings, discoveries, improvements, production processes, operating rights, other licenses and other similar intangible property and rights relating to the products, production processes or business of the Division. Effective as of the Closing Date, Seller does grant to STI a perpetual, exclusive, assignable right and license to use the name "SAFCO" but only with respect to products or services in the wireless telecommunications market presently or in the future marketed by STI.

   (e) Sales Materials. All catalogs, brochures, sales literature, promotional material and other selling material relating to products of the Division;

   (f) Books and Records. Copies of all books and records including, without limitation, the Division's personnel records, payroll tax, social security and other employee wage and benefit records, accounts payable records (including tax records, financial reports, invoices, correspondence and all related documents); accounts receivable ledgers; all documents related to uncollected invoices; all shipping records; supplier, distributor, sales agent and customer lists; trade correspondence; production and purchase records (but excluding historical accounting and financial tax return records other than those located at the facilities of the Division) and the originals of all titles, registrations, letters patent, documents, papers and agreements constituting or representing the Assets, subject to Seller retaining access to such originals or retaining copies thereof.

   (g) Contracts. All contracts, agreements, licenses, leases, sales orders, purchase orders, and other commitments which have been incurred by Seller in the ordinary course of business of the Division provided that any such contract, agreement, license, lease, sales order, purchase order or other commitment which requires the consent to assignment of a party thereto and for which such consent has not been obtained pursuant to Section
6.3 prior to the Closing shall be assigned by Seller subject to receipt of such consent; and provided further that prior to receipt of such consent Buyer or STI shall perform any such obligation as agent for Seller and Seller shall receive any payments thereunder as agent for STI.

   (h) Insurance from Destroyed or Damaged Assets. All insurance proceeds from any insurance provider, other than any proceeds under any retroactively rated insurance policy or other self-insurance program, for any Asset which is destroyed or damaged after the date hereof and until the Closing, or any replacement property or asset actually acquired for such destroyed or damaged Asset;

   (i) Leasehold Interests. All leasehold interests arising under leases or rental agreements covering real estate, machinery, equipment, computer hardware, tools, supplies, furniture and fixtures, automobiles and trucks, fixed assets and other tangible assets used primarily by Seller in connection with the business of the Division including but not limited to that leasehold created under that Net Lease dated December 12, 1991, between Seller as Lessee and LaSalle National Bank, not personally but as trustee under trust agreement dated February 2, 1975 and known as trust no. 48560 as Lessor covering real estate located at 6060 North Northwest Highway, Chicago, Illinois, as amended by execution of Exhibit 5.2(j) (the "Northwest Highway Lease"), except subject to the consent to assignment of a party thereto and for which such consent is required and has not been obtained pursuant to
Section 6.3 prior to the Closing. For any such leasehold interests for which consent to assignment is required, Buyer shall perform any obligation thereunder as agent for the Seller prior to receipt of such consent;

   (j) Prepaid Items. All prepaid items of Seller relating primarily to the business of the Division other than prepaid insurance premiums, any associated insurance coverage and any payroll tax deposits, but including prepaid rentals, security deposits, taxes (other than prepaid income taxes) and other deposits relating primarily to the operations of the Division to the extent included on the Closing Balance Sheet;

   (k) Distribution Contracts. All of the rights and benefits accruing to Seller with respect to the business of the Division under its agreements, appointment letters and relationships with distributors, importers, transportation companies, suppliers, public warehouses and others in the distribution chain for the products of the Division and under any and all operating, transportation and other licenses and permits of every kind and variety issued to or relied upon by Seller with respect to the business of the Division;

   (l) Permits and Licenses. All transferable business licenses, permits and equivalent documents; and

   (m) Goodwill. All business goodwill and going concern value of the Division.


  1.2 Excluded Assets. For purposes of this Agreement, the following are Excluded Assets:
   (a) Except for the license to be granted pursuant to the provisions of Section 1.1(d), Seller shall not transfer nor shall Buyer or STI obtain any interest in the name "SAFCO" or any trademark or other intellectual property rights containing the word 'SAFCO" or any derivative thereof, pertaining to or associated with the name "SAFCO".

   (b) Notes receivable from third parties and other choses in action due from Bruce E. Creger, Richard F. Wharton, Disquis, Inc. or Northwest Highway Venture.

   (c) Those three Shared Leases identified in Schedule 12.11 as Nos. 4352-12, 4352-13 and that lease dated 5/22/95.

 2.0 ASSUMPTION OF CERTAIN LIABILITIES

  2.1 Assumption of Liabilities. On the Closing Date, Buyer shall execute and deliver to Seller an assumption agreement (the "Assumption Agreement") in the form set forth in Exhibit 2.1 pursuant to which Buyer shall assume and agree to pay, perform and discharge when due all then existing liabilities and obligations of Seller (i) pertaining to the Division consisting of the Division's current liabilities and capital lease obligations of the nature set forth on the July 31 Balance Sheet, if changed, on the Closing Balance Sheet; (ii) under those contracts described in Section 1.1(g) and (k) hereof (including but not limited to those contracts listed in Schedule 2.1); (iii) under those contracts, agreements, sales orders, purchase orders or other commitments of Seller incurred in the ordinary course of business following the date hereof and not fully performed before the Closing Date (the instruments described in (ii) and (iii) hereinafter collectively referred to as the "Contracts" and the Seller's obligations described in (i),
(ii) and (iii) hereafter collectively referred to as the "Assumed Liabilities"); and (iv) legally enforceable customer warranty claims aggregating up to $250,000 for return or otherwise (other than product liability claims) in respect to defective software or other products of the Seller, either alleged or actually delivered prior to the Closing Date.

  2.2 Excluded Liabilities. Buyer shall assume and be liable for only those liabilities described in Section 2.1 hereof, and for no other liabilities, contracts, commitments and other obligations of Seller arising out of activities prior to the Closing Date, and specifically excluding, but only if or to the extent not included as a liability in the Closing Balance Sheet and not listed in Schedule 2.1, the following (hereinafter referred to as the "Excluded Liabilities"):

   (a) Any of Seller's obligations and liabilities under this Agreement;

   (b) Any obligation of Seller to current or former employees of the Seller (except pursuant to the Employment Agreements of Harold G. Clampitt and Robert Lee Meek III, each as amended), to the extent that obligation is a result of Seller's conduct prior to the Closing Date including any claim asserted by Linda Saunders;

   (c) Any obligation of Seller for expenses incurred by it in connection with this transaction;

   (d) Claims or obligations with respect to workers' compensation, general liability, intellectual property infringements, personal injury or property damage arising with respect to occurrences prior to the Closing Date;

   (e) Any obligation of Seller for federal, state or local payroll, excise, franchise, capital or income tax liabilities arising from the operations of business of the Seller prior to the Closing Date; and

   (f) Any liability or obligation of Seller arising by reason of any violation by Seller of any state, federal or local laws, rules or regulations prior to the Closing Date;

   (g) Any obligation of Seller, not set forth in any contract, for post-retirement medical benefits of any kind to current or former employees of the Division;

   (h) Any liabilities, including but not limited to any liabilities resulting from unfunded contributions under any employee benefit plan (whether or not subject to ERISA)) for any pension, profit-sharing or welfare benefit plans maintained by Seller or its affiliates ("Plan Liabilities");

   (i) Liabilities of or claims against the Seller for damages arising from events occurring prior to the Closing Date with respect to the operation of the business of the Seller, the Division or the Assets, except claims described in subsection 2.1(iv) and liabilities or claims specifically identified in this Agreement or any Schedule hereto as an Assumed Liability;

   (j) Claims for damage to person or property arising out of defects in products manufactured, assembled and shipped, or services performed, by Seller before the Closing Date except to the extent reserved against on the Closing Balance Sheet or described in Subsection 2.1(iv);

   (k) Liabilities or obligations arising from any violations of foreign, federal, state or local laws or regulations based upon conditions existing or events occurring prior to the Closing Date with respect to environmental protection, including, without limitation, laws or regulations concerning water pollution, groundwater and soil protection, air pollution, solid wastes, hazardous wastes, oil or other spills or other releases of toxic or hazardous substances, transportation of toxic or hazardous substances and occupational or employee health and safety;

   (l) Liabilities or obligations arising from any violations of foreign, federal, state or local environmental laws or regulations, including, but not limited to, that item set forth in Schedule 6.15 based upon any generation, transportation, storage, treatment or disposal, or any spills, discharges, leaks, emissions, injections, escapes, dumping or any other "release" (as defined now or in the future under any laws or regulations referred to in paragraph (l) above), of solid wastes, toxic wastes or hazardous wastes or other substances by Seller or any of its affiliates occurring prior to the Closing Date, including, but not limited to, any such activities which occurred on any property on which Seller currently conducts or may have in the past conducted activities of any kind, and any such activities which occurred off such premises with regard to wastes or substances generated on such premises;

   (m) Liabilities or obligations arising from the exposure of any persons, including, but not limited to, employees of Seller, to any chemical products, raw materials, intermediates or wastes, processed or handled at any location at which Seller has conducted activities or sent wastes, indirectly or directly prior to the Closing Date.

   (n) Any amounts payable to Employees (as defined in Section 12.2(a)) arising out of their termination of employment with Seller.

   (o) Any amounts payable to Seller's lending institution on its line of credit.

 3.0 PURCHASE PRICE.

 3.1 Tangible Asset Purchase Price. In addition to the assumption by the Buyer of the Assumed Liabilities, the Buyer shall pay and deliver to Seller, as the net purchase price ("Net Tangible Purchase Price") for all of the Assets other than the intellectual property described in Section 1.1(d) and the goodwill described in Section 1.1(m) (such intellectual property and goodwill herein called "Intangible Assets" and the Assets, exclusive of the Intangible Assets, herein called "Tangible Assets") the sum of Five Million Two Hundred Fifty-Four Thousand Nine Hundred Sixty-Three ($5,254,963) Dollars.
 The Net Tangible Purchase Price shall be paid in cash at the Closing.

 3.2 Intangible Asset Purchase Price. (a) The Buyer shall pay to Seller, as the aggregate purchase price for the Intangible Assets:

 (i) the 1996 Earn-Out, if any, payable pursuant to and described in Subsection 3.2(b) hereof;

 (ii) the Annual Earn-Out, if any, payable pursuant to and described in Subsection 3.2(c) hereof;

 (iii) the Buyer's promissory note ("Buyer's Note") in the principal amount of Twenty-Four Million Seven Hundred Forty-Five Thousand Thirty-Seven ($24,745,036) Dollars, payable Fourteen Million Seven Hundred Forty-Five Thousand Thirty-Seven ($14,745,037) Dollars on January 2, 1997 and Ten Million ($10,000,000) Dollars on September 30, 2001, in the form set forth in
Exhibit 3.2(a)(iii), the first installment to be secured by a standby letter of credit issued by CoreStates Bank N.A. in the form set forth on Exhibit 3.2(a)(iii)(A) attached hereto.

 (iv)  the Buyer's stock purchase warrant covering Five Hundred Fifty-
Five Thousand Five Hundred Fifty-Five (555,555) shares of the Common Stock, $1.00 par value, of Buyer (the "Stock Purchase Warrant") in the form set forth in Exhibit 3.2(a)(iv) attached hereto.

 (b) 1996 Earn-Out. The 1996 Earn-Out shall be in an amount equal to forty (40%) per cent of the Operating Income of STI from October 1, 1996 through January 3, 1997 (the "1996 Earn-Out Period"), provided that the Operating Income for the 1996 Earn-Out Period shall equal or exceed $2,700,000. As used in this Section, the term "Operating Income" shall mean the net profit calculated in accordance with those principles previously employed by Seller in preparing its annual financial statements and before deduction for federal, state or other income taxes, interest and Buyer's corporate overhead charges (except to the extent that those charges relate directly to STI and are paid by Buyer for audit services, casualty insurance coverage and the like), such charges not to exceed expenses previously incurred by the Division for similar services, or any other charges extraneous to the business of the Division purchased by the Buyer hereunder. The foregoing notwithstanding, Operating Income will be net of an eleven per cent (11%) per annum cost of capital charge for capital investments (including acquisitions) made during the period but only to the extent that such capital investments exceed the recognized depreciation charged from and after the Closing Date to fixed assets of STI to the date on which the investment is made. Such charge will be calculated from the date at which each such investment is made. The 1996 Earn-Out shall be paid by Buyer to Seller within thirty (30) days following the receipt by the Buyer of its audit report on the financial statements of STI for the Gilbert fiscal period ending January 3, 1997..

 (c) Annual Earn-Out. The Annual Earn-Out shall consist of three (3) annual payments to be paid by Buyer to Seller within thirty (30) days following receipt by the Buyer of its audit report on the financial statements for each of the three fiscal years of STI ending on the Friday nearest to December 31 in 1997, 1998 and 1999 (each an "Earn-Out Year") based upon sales and Operating Income of STI during each of the Earn-Out Years, provided that STI shall achieve the Minimum Operating Income or Minimum Cumulative Operating Income, as the case may be, for each Earn-Out Year detailed below. Operating Income shall be as defined in Section 3.2(b).


 1997
Minimum Operating Income: $5,215,388

Earn-Out: 8.10% of 1997 sales in excess of $22,310,000 plus 10.60% of 1997 sales in excess of $24,705,900, plus 25% of 1997 Operating Income in excess of $5,215,388, plus 35% of 1997 Operating Income in excess of $6,184,892.

 1998
Minimum Cumulative Operating Income: $11,621,349

Earn-Out: 8.10% of cumulative sales for the two (2) years ending December
31, 1998 in excess of $47,966,500 plus 10.60% of such cumulative sales in excess of $56,168,864, plus 25% of cumulative Operating Income for the two (2) years ending December 31, 1998 in excess of $11,621,349, plus 35% of such cumulative Operating Income in excess of $15,029,101.
 1999

Minimum Cumulative Operating Income: $19,444,767

Earn-Out: 8.10% of cumulative sales for the three (3) years ending December 31, 1999 in excess of $77,471,475 plus 10.60% of such cumulative sales in excess of $96,236,948, plus 25% of cumulative Operating Income for the three
(3) years ending December 31, 1999 in excess of $19,444,767, plus 35% of such cumulative Operating Income in excess of $27,443,246

 The Annual Earn-Out amount payable as above set forth for 1998 and 1999 shall be reduced, dollar for dollar, for all amounts previously paid as an Annual Earn-Out for the prior year or years.

For purposes of this Section 3.2, the term "sales" shall mean all goods and services shipped or rendered, as the case may be, in accordance with the procedures used by the Seller in the operation of the Division.

 (d) Buyer agrees to cause, at the Closing, the Assets, business and personnel of the Division to be transferred to and the Assumed Liabilities to be assumed and performed by STI, to cause STI to continuously operate the Division until December 31, 1999 and to retain 100% control of and refrain
from disposing of any ownership interest in STI until January 1, 2000.   The
foregoing notwithstanding, the Buyer shall also remain liable for the payment and/or performance of the Assumed Liabilities by STI.

 3.3 Post Closing Purchase Price Adjustment.

 (a) Within sixty (60) days after the Closing, Seller shall prepare and deliver to Buyer a balance sheet of the Division as of the Closing Date (the "Closing Balance Sheet"), which shall be prepared in accordance with GAAP and applied consistently with Seller's past practices, and in particular consistent with the preparation of the July 31 Balance Sheet, provided, however, that certain adjustments detailed in Schedule 3.3(a) which have normally been made by the Seller as of its fiscal year end, will be made on this interim balance sheet and those other principles set forth in Schedule 3.3(a) shall be applied. Buyer will cause STI to cooperate with Seller in the preparation of the Closing Balance Sheet and provide Seller with such information and access to information as may be reasonably required in connection therewith. Buyer will, and will cause STI to, permit Seller and its accountants to have access to STI's premises, the books, files and records and employees and to conduct or to observe any inventory taken in connection with the preparation of the Closing Balance Sheet. Simultaneously with Seller's deliver of the Closing Balance Sheet to Buyer, Buyer and its independent accountants shall be afforded the opportunity to review, copy and to have made available to them all of the working papers and computations used in the preparation of the Closing Balance Sheet.

 (b) The Closing Balance Sheet and the net worth so transferred determined on the basis thereof shall be deemed accepted by Buyer and shall be conclusive for the purpose of the payment provided for in Subsection 3.3(e), unless within thirty (30) days after delivery of the Closing Balance Sheet to Buyer, Buyer shall propose adjustments to the Closing Balance Sheet for consideration and shall submit an adjusted Closing Balance Sheet to Seller. Simultaneously with the delivery of the adjusted Closing Balance Sheet to Seller, Seller and its independent accountants shall be given the opportunity to review and have made available to them all of the working papers and computations used by the Buyer in the preparation of the adjusted Closing Balance Sheet, and shall be given access to the books, records and personnel of STI in order to verify the adjusted Closing Balance Sheet. All such adjustments shall be consistent with GAAP applied in accordance with Seller's past practices.

 (c) The adjusted Closing Balance Sheet and the net worth determined on the basis thereof shall be deemed to be accepted by Seller and shall be conclusive for the purposes of the payment provided for in Subsection 3.3(e) unless Seller shall, within thirty (30) days after the date on which the adjusted Closing Balance Sheet was delivered, deliver a written notice to Buyer objecting to the adjusted Closing Balance Sheet.

 (d) Buyer and Seller shall attempt to resolve all differences and agree upon the proper treatment of the item or items subject to such exception on a mutually acceptable basis. If Buyer and Seller are unable to resolve any disagreements respecting the treatment of any items relating to the adjusted Closing Balance Sheet within thirty (30) days after receipt of the notice referred to in (c) above, the dispute shall be referred for decision to a mutually agreed third party. If the parties fail to select a third party within ten (10) days after such thirty (30) day period expires, then the parties shall submit all items remaining in dispute for resolution to KMPG Peat Marwick or such other independent accounting firm as may be agreed upon by the parties (the "Independent Accounting Firm"), which shall, within thirty
(30) days of such submission, determine and report to Seller and Buyer upon such remaining disputed items. Such report shall have the legal effect of an arbitral award and shall be final, binding and conclusive on the parties.
Fees and expenses of the Independent Accounting Firm shall be allocated between Seller and Buyer in the same proportion that the aggregate amount of such disputed items so submitted to the Independent Accounting Firm which is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of all disputed items so submitted.

 (e) Not later than the fifth (5th) day following the final agreement/determination with respect to the Closing Balance Sheet, Buyer shall pay to Seller or Seller shall pay to Buyer the excess or deficiency, as the case may be, by which the net worth as shown on the Closing Balance Sheet is more or less than the Net Tangible Purchase Price paid by Buyer on the Closing Date, in either case with interest at the annual rate of seven per cent (7%) from the Closing Date to the date of payment.

 3.4 Purchase Price Allocation. The Tangible Asset Purchase Price and the Intangible Asset Purchase Price shall be allocated among the Tangible Assets and the Intangible Assets respectively in the manner and in accordance with the procedures as set forth in Schedule 3.4 hereto. The allocation schedule shall be binding upon the Buyer and the Seller for tax accounting and tax reporting purposes, and Buyer and Seller shall not take a contrary position on any tax return or the document to file by either of them with any federal, state or local authorities.


 4.0 DETERMINATION AND PAYMENT OF EARN-OUT PAYMENTS; RESOLUTION OF
DISPUTES.

 4.1 Annual Financial Statements of STI.  The Buyer will deliver to
Seller within forty-five (45) days after the Buyer receives its audited financial reports for the 1996 Earn-Out Period and for each Earn-Out Year, statements of income for STI for such Period or Earn-Out Year, prepared with the assistance of the Buyer's independent public accountants in accordance with generally accepted accounting principles, consistently applied, together with a certificate of the Chief Financial Officer of the Buyer (the "Earn-Out Certificate") containing the calculation of (a) Operating Income for the 1996 Earn-Out Period or Earn-Out Year, (b) Sales for each Earn-Out Year, and (c) the amount payable under Section 3.2(b) or 3.2(c) with respect thereto. The Buyer will permit Seller's representative to inspect the books and records of account of STI upon reasonable advance notice during normal business hours during each of the Earn-Out Years and for a reasonable period of time after the third Earn-Out Year (but not later than six (6) months after delivery of the last Earn-Out Certificate), for the purpose of verifying Sales and Operating Income. The Earn-Out payment with respect to the 1996 Earn-Out Period and any Earn-Out Year of STI shall be paid concurrently with the delivery of the Earn-Out Certificate to Seller by a check from the Buyer in the amount thereof, such payment and acceptance thereof to be without prejudice to the rights of Seller under Section 4.2 hereof.

 4.2 Disputes. If Seller disputes the amount of any Earn-Out Payment set forth in any Earn-Out Certificate delivered pursuant to Section 4.1 above, then Seller shall, upon notice to the Buyer within ninety (90) days after the date of payment of such Earn-Out Payment, have the right to direct Seller's independent accountants, at Seller's expense, to review and test the audit of STI for the 1996 Earn-Out Period or any Earn-Out Year in question. If Seller fails to timely deliver such notice, Seller will be deemed to have accepted as accurate the amount of any Earn-Out Payment set forth in the applicable Earn-Out Certificate and waived its right to conduct a review and test of the audit of STI for the 1996 Earn-Out Period or such Earn-Out Year. The Buyer shall give Seller's independent accountants such access to Buyer's books and records as is reasonably necessary to conduct their review and test. If Seller, after such review and test, shall dispute the amount of the Earn-Out Payment proposed by the Buyer and the Buyer does not accept the amount of Seller's proposed Earn-Out Payment ("Seller's Proposal"), then Seller and the Buyer shall select and instruct a third nationally-recognized independent accounting firm (i) to conduct a review and test of the audit of STI for the 1996 Earn-Out Period or such Earn-Out Year and (ii) to determine the amount of the Earn-Out Payment for the 1996 Earn-Out Period or such Earn-Out Year (the "Final Earn-Out Payment"), by selecting as the Final Earn-Out Payment (A) the amount previously proposed by the Buyer pursuant to Section 4.1(a) above (the "Buyer's Proposal"), (B) Seller's Proposal, (C) an amount which falls within the range between the Buyer's Proposal and Seller's Proposal. Each of the Buyer and Seller shall be bound by such determination of the Final Earn-Out Payment. The Final Earn-Out Payment for the 1996 Earn-Out Period or Earn-Out Year, in the amount determined by such third accounting firm, shall be payable by the Buyer to Seller within ten (10) days after receipt of such third accounting firm's determination of the Final Earn-Out Payment. Such payment shall be adjusted to reflect the prior payment by the Buyer of an amount equal to the Buyer's Proposal. The fees and expenses of such third accounting firm shall be paid by the Seller and Buyer in the same proportion that the aggregate amount of such disputed items submitted to the third accounting firm which is unsuccessfully disputed by each such party (as finally determined by the third accounting firm) bears to the total amount of all disputed items so submitted.

 5.0 CLOSING

  5.1 Time and Place of Closing. The closing of the transactions to be effected hereunder (the "Closing") shall be held at the offices of Seller at 10:00 a.m. on September 30, 1996, or at such other date, place or time as the parties shall otherwise agree upon in writing (the date of the Closing being referred to herein as the "Closing Date").

  5.2 Deliveries by Seller. At the Closing, Seller will deliver to Buyer (unless delivered previously), the following:

   (a) Such bills of sale, endorsements, assignments and other instruments, in such form as in each case is reasonably satisfactory to the Buyer and as shall be sufficient to vest in the Buyer, good and valid title to all the Assets (except to the extent that Buyer's failure to be in good standing in each required jurisdiction shall adversely affect such good and valid title), free and clear of all liens, encumbrances, restrictions or rights of any other party whatsoever except those permitted liens as expressly set forth in this Agreement or other encumbrances, restrictions or rights disclosed in the Schedules attached hereto (the deeds, bills of sale, and other documents referred to herein;

   (b) Copies of all the books and records of Seller pertaining to the Division and the Assets;

   (c) The originals of all titles, registrations, letters, patents, documents, papers and agreements constituting or representing Assets;

   (d)  The Employment Agreement of Bruce E. Creger ("Creger
Agreement"), executed by Bruce E. Creger, in the form set forth as Exhibit
5.2(d);

   (e)  The CoreStates Intercreditor Agreement ("CoreStates
Agreement") executed by Seller, in the form set forth in Exhibit 5.2(e);

   (f) A sublease (the "Sublease") for a portion of the premises commonly known as 6060 North Northwest Highway, Chicago, Illinois, executed by the Seller, as sublessee, in the form set forth in Exhibit 5.2(f);

   (g) The opinion of Schoenberg, Fisher & Newman, Ltd.., counsel to Seller, in the form set forth in Exhibit 5.2(g);

   (h)  The Guaranty executed by Bruce E. Creger and Richard F.
Wharton, in the form set forth in Exhibit 5.2(h);

   (i) Resolutions adopted by the Board of Directors and shareholders of Seller authorizing the execution of this Agreement and all of the Transaction Documents to be signed and delivered by Seller, certified to be accurate and correct by the Secretary of the Seller;

   (j)  The Amendment to and Assignment and Assumption of Net
Lease in the form set forth in Exhibit 5.2(j), executed by the Lessor and Seller; and

   (k) Payment to Buyer, by check, wire transfer or otherwise, of the sum of $41,852 to cover the cost of the letter of credit to be delivered in accordance with the provisions of Sections 3.2(a)(iii) and 5.3(c).

   (l) All other documents, instruments and writings required to be delivered by Seller at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith or as, in the opinion of Buyer's counsel, are reasonably necessary to transfer to Buyer good and valid title to the Assets pursuant to this Agreement.

  5.3 Deliveries by Buyer.  At the Closing, Buyer will deliver to
Seller (unless previously delivered), the following:

   (a) By wire transfer of immediately available funds to such account or accounts as may be designated by Seller in writing, an amount equal to the Net Tangible Purchase Price as determined pursuant to Section 3.1 of this Agreement;

   (b) Buyer's Note in form set forth in Exhibit 3.2(a)(iii);

   (c) Letter of credit issued by CoreStates Bank N.A. in the form set forth in Exhibit 3.2(a)(iii)(A);

   (d) Buyer's Stock Purchase Warrant in form set forth in
Exhibit 3.2(a)(iv);

   (e) The Assumption Agreement in form set forth in Exhibit
2.1;

   (f) The Sublease executed by Buyer and STI;

   (g) The CoreStates Agreement executed by CoreStates Bank
N.A.;

   (h) The Creger Agreement executed by Buyer and STI;

   (i) An opinion letter of Thomas F. Hafer, counsel to Buyer, in the form set forth in Exhibit 5.3(h);

   (j) A copy of the Buyer's by-laws and resolutions adopted by the Buyer's Board of Directors authorizing the execution of this Agreement and all of the Transaction Documents to be signed and delivered by the Buyer, certified as accurate and correct by the Secretary of the Buyer;

   (k) The Amendment to and Assignment and Assumption of Net
Lease in the form set forth in Exhibit 5.2(j) executed by Buyer and STI; and

   (l) All other documents, instruments and writings required to be delivered by Buyer at or prior to the Closing Date pursuant to this Agreement or otherwise required in connection herewith or as, in the opinion of Seller's counsel, are reasonably necessary to carry into effect the transactions contemplated by this Agreement.

 5.4 Transaction Documents. For purposes of this Agreement, those documents described in Sections 5.2 and 5.3 are referred hereinafter, collectively, as the "Transaction Documents".

 6.0 REPRESENTATIONS AND WARRANTIES BY SELLER

 As a material inducement to the Buyer to execute and perform its obligations under this Agreement, the Seller hereby makes the following representations and warranties, which Buyer agrees are to be qualified to the extent that Seller will not be considered to be in breach of any such representation or warranty and therefore shall have no liability for any such misrepresentation or breach of any such warranty unless the misrepresentation or breach of warranty materially adversely affects the Buyer's use of or title to the Assets transferred hereby or any material part thereof.

  6.1 Organization of Seller. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to own, operate and lease the Assets, to carry on its business as it is presently being conducted, to execute this Agreement and the Transaction Documents to be signed by Seller and to carry out and perform the terms and provisions of this Agreement. It is duly qualified to do business as a foreign corporation in the jurisdictions in which it conducts the business of the Division, except where the failure to so qualify will not have a material adverse effect on the business of the Division.

  6.2 Authorization of Agreements. The execution, delivery and performance of this Agreement and the Transaction Documents by Seller, and the consummation by it of the transactions contemplated hereunder and thereunder, have been duly authorized by all necessary corporate action by Seller. This Agreement has been duly executed and delivered by Seller and the Transaction Documents will be duly executed and delivered at the Closing. This Agreement constitutes and the other Transaction Documents to be executed by Seller when executed and delivered on the Closing Date will constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

  6.3 Effect of Agreement. Neither the execution and delivery of this Agreement and the Transaction Documents nor the consummation by Seller of the transactions contemplated hereunder and thereunder will (a) violate any statute, or law, rule or regulation applicable to Seller, (b) violate any order, writ, injunction or decree of any court or governmental authority applicable to Seller, or (c) violate or conflict with or constitute (with due notice or lapse of time or both) a default under, or result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Assets under any term or provision of (i) the Articles of Incorporation or by-laws of Seller; or (ii) any lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller or any of the assets or properties of the Division is bound except (A) consents which may be required for assignment of any Contracts including those set forth in
Schedule 6.3; and (B) to the extent that the existence of any such violation, conflict, default, termination, acceleration of performance or creation of any lien, security interest, charge or encumbrance would have a de minimis effect on the business of the Division.

  6.4 Governmental Approvals.  Except as set forth in Schedule
6.4, no approval, authorization, consent or order or action of or filing with any court, administrative agency or other governmental authority is required to be obtained by Seller for the execution and delivery by Seller of this Agreement and the Transaction Documents or the consummation by it of the transactions contemplated hereunder and thereunder.

  6.5 Financial Statements.  Seller has furnished the July 31st
Balance Sheet to Buyer and, except as set forth in Schedule 6.5, the July 31st Balance Sheet has been prepared in accordance with generally accepted accounting principles applied in a manner which is consistent with the accounting practices and procedures of Seller relating to the Division.
Except as set forth in Schedule 6.5, the Closing Balance Sheet when delivered, will fairly present the financial condition of the Division as of the date thereof and as of the Closing Date, respectively.

  6.6 Absence of Certain Changes or Events. Since July 31, 1996 except as set forth in Schedule 6.6 or as contemplated hereunder, Seller has not with respect to the Division:

   (a) Material Obligations. Incurred any material obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business, and except obligations arising under this Agreement;

   (b) Discharge or Satisfaction of Liens. Discharged or satisfied any material lien, security interest or encumbrance or paid any material obligation or liability (fixed or contingent), other than pursuant to the terms of such obligation, or in the ordinary course of business and consistent with past practice;

   (c) Additional Liens. Mortgaged, pledged or subjected to any lien, security interest or other encumbrance, any of its assets or properties (other than mechanic's, materialman's and similar statutory liens arising in the ordinary course of business and purchase money security interests);

   (d) Acquisition or Disposition of Assets. Transferred, leased or otherwise disposed of any of its assets or properties or acquired any assets or properties except in the ordinary course of business and consistent with past practice;

   (e) Compromise of Debts or Claims. Cancelled or compromised any material debt or claim, except in the ordinary course of business;

   (f) Waiver of Material Rights. Waived or released in writing any rights of material value;

   (g) Rights in Licenses, Trademarks. Transferred or granted any rights under any intellectual property licenses, inventions, trademarks, trade names, service marks or copyrights or with respect to any know-how (other than licenses granted by Seller in the ordinary course of business and consistent with past practice) transferred hereunder;

   (h) Employee Compensation. Granted or promised in writing any wage or salary increase applicable generally to any group or classification of employees working for the Division , entered into any written or oral employment contract with any officer or employee of Seller working for the Division or made any loan to, or entered into any transaction that is not of a de minimis nature with, any officer or employee of Seller working exclusively for the Division;

   (i) Material Contracts. Entered into any transaction, contract or commitment, except for contracts listed in Schedule 6.6(i) or contracts entered into in the ordinary course of business of the Division or pursuant to this Agreement; or

   (j) Certain Material Transactions. Engaged in any transaction other than transactions occurring in the ordinary course of business of the Division and other than the transactions contemplated by this Agreement.

  6.7 Title to Properties, Absence of Liens and Encumbrances.
Seller has, and on the Closing Date will have good and valid title to the tangible assets included within the Assets and all other assets included in the Assets, in each case free and clear of all mortgages, liens, charges, security interests or other encumbrances of any nature whatsoever, other than
(a) liens for taxes not yet due, (b) imperfections in title, if any, not material in amount and which, individually or in the aggregate, do not materially interfere with the conduct of the business of the Division or the use of the Assets, (c) liens arising in the ordinary course of business consistent with past practice, (d) the encumbrances set forth on Schedule 6.7 hereto.

  6.8 Tangible Personal Property and Fixtures. Schedule 6.8 attached hereto contains a listing of all machinery, equipment, furniture and fixtures (except inadvertent de minimis omissions, if any) used in or relating to the Division. Except as set forth in this Agreement, Seller makes no representations or warranties as to the condition of the tangible personal property, fixtures, machinery and equipment included within the Assets and such tangible personal property, fixtures, machinery and equipment is being sold to Buyer "AS IS" and "WHERE IS", except to the extent that any such tangible personal property is subject to any manufacturer's warranty, in which event any warranties shall be assigned to Buyer.

  6.9 Leases. Schedule 6.9 attached hereto contains a complete and accurate list of all (i) leases relating to real property used in connection with the business of the Division and (ii) leases relating to personal property used in the conduct of the Division whose term is in excess of one (1) year and which is not cancelable upon thirty (30) or fewer days' notice without any penalty or premium, other than a nominal cancellation fee or charge (the "Leases"). Prior to the date hereof, Seller has delivered or made available to Buyer, true, complete and correct copies of the Leases including all amendments thereof and all modifications thereto. Seller is not in default with respect to any material terms or conditions of the Leases and any such Leases that are included within the Assets are, and upon assignment to Buyer and receipt of any consents required to be obtained thereunder with respect to the assignment thereof described in Schedule 6.9, will be in full force and effect. To Seller's knowledge, Seller has not taken any action or failed to take any action which would render any Leases included within the Assets invalid, nonbinding or unenforceable and there are no overdue unpaid liabilities existing with respect to any Leases included within the Assets.

  6.10 Patents, Trademarks and Trade Names. Schedule 6.10 hereto contains an accurate and complete list of all patents, trademarks, trademark registrations, and all applications therefor presently owned or held by Seller which are material to or used primarily in connection with the business of the Division, and, the use thereof by Seller, to Seller's knowledge, does not infringe on any patents, trademarks or copyrights or any other rights of any person. Except as set forth in Schedule 6.10, to Seller's knowledge, Seller has not received any written notice of any infringement or unlawful use of any tangible or intangible property identified in Schedule 6.10. Except as set forth in Schedule 6.10, to Seller's knowledge, there are no pending claims for past infringement of any patents, trademarks, trade names, assumed names, copyrights or similar rights of Seller used in or relating to the business of the Division.

  6.11 Employee Compensation. Attached hereto as Schedule 6.11 is a list setting forth the names and current annual basic compensation rates of all employees of the Division as of September 9, 1996.

  6.12 Litigation. Except as set forth on Schedule 6.12, there are no actions, judgments, citations, orders or decrees, suits or proceedings pending or threatened against the Seller, at law or in equity or before any federal, state, municipal, or other governmental agency or instrumentality, regulatory body, domestic or foreign, which materially affect any of the Assets to be sold hereunder or Seller's ability to sell them or Seller's right, title or interest therein, nor is the Seller aware of any facts which to its knowledge might result in any such action, suit, or proceeding.

  6.13 Labor Matters. Except as set forth on Schedule 6.13, there are no unfair labor practice or labor arbitration proceedings pending or, to the knowledge of Seller, overtly threatened against Seller with respect to the operations of the Division, and to Seller's knowledge, there are not and have not been any organizational efforts made or overtly threatened involving any of Seller's employees working for the Division. Since July 31, 1996, Seller has not received notice of any claim that, with respect to the Division, it has not complied with any laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining, the payment of social security and similar taxes, equal employment opportunity, employment discrimination and employment safety, or that it is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

  6.14 Employee Benefit Plans. Schedule 6.14 hereto sets forth an accurate list of each incentive or other bonus, deferred compensation, fringe benefit, executive compensation, hospitalization or other medical, disability or accident, vacation, stock purchase, stock option, pension, life or other insurance, profit-sharing, savings or retirement plan or arrangement, and each other employee benefit plan, program, agreement or arrangement (other than employment arrangements terminable at will without liability on the part of the employer) including, without limitation, any collective bargaining agreement and any "employee benefit plan" as defined in Section 3(3) of ERISA, whether formal or informal, maintained, assumed or contributed to for the benefit of any employee of the Division.

  6.15 Environmental Matters.  Except as otherwise set forth in
Schedule 6.15:

   (a) To the knowledge of Seller, the business and operations of the Division are not, and none of the assets or properties owned or leased by Seller and used in the conduct of the business of the Division is, subject to any outstanding order, decree, judgment, written claim of injury to persons or property or notice to comply, or to any ongoing judicial or administrative proceeding, relating to any Environmental Laws or any release of a Hazardous Material.

   (b) To the knowledge of Seller, the business and operations of the Division are not subject to any outstanding order, decree, judgment or notice to comply, or to any ongoing judicial or administrative proceeding, based on or alleging a failure by the Division to comply with the conditions of any permits, approvals, authorizations, registrations, variances or other licenses necessary under any Environmental Laws for the continued conduct of the business and operations of the Division in the manner now conducted.

   (c) To the knowledge of Seller, the Division has not during the period July 31, 1996 to the date hereof received any written notice from any governmental authority stating or alleging that the Division is not in substantial compliance with any occupational, safety or health standard required by any Environmental Laws or that its employees suffer from any work-related chronic illness or injury other than accidents accurately reported in its OSHA 200 Log.

   (d) To the knowledge of Seller, the Division has not received any written notice from any governmental authority stating or alleging that it is in violation of any requirements of any publicly owned treatment works or the governmental authority responsible for the operation thereof relating to the pretreatment or discharge of process wastes through such publicly owned treatment works.

   (e) To the knowledge of Seller, there is no current condition affecting any real property or any real property subject to any leasehold interest which constitutes, to the knowledge of Seller, a violation by Seller of any Environmental Laws.

   (f) For purposes of this Agreement, the following terms have the following meanings:

    (i) "Environmental Laws" means all
applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation:
 (A) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and (B) all requirements pertaining to the protection of the health and safety of employees or the public.

    (ii) "Hazardous Material" means any
substances: (A) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law, or (B) which is or becomes defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. ss 6901 et seq.); or (C) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and are or become regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, states or any political subdivision thereof; or (D) the presence of which on the real property or any leasehold interest causes or threatens to cause a nuisance upon real property or any leasehold interest or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about real property or any leasehold interest; or (E) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons.

  6.16 Compliance with Obligations. The Seller is not in violation of any term or provision of any charter, bylaw, mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation, which may materially affect the Assets or their sale, and the execution and delivery of any performance and compliance with this Agreement will not result in a violation of or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien, encumbrance, or charge on any of the Assets pursuant to any such term or provision.

  6.17 Contracts and Commitments. Schedule 6.17 attached hereto contains a complete and accurate list of each contract and each letter of credit associated with the business of the Division which will be assumed by Buyer (other than contracts described in Subsection 1.1(g) and (k) and contracts entered into in the ordinary course of business following the date of this Agreement) requiring payments in excess of $5,000 per year, or whose term is in excess of one year and is not cancelable upon thirty (30) or fewer days' notice without any liability, penalty or premium (other than a nominal cancellation fee or charge) (such contracts being hereinafter referred to as the "Executory Contracts"). Prior to the date hereof, Seller has delivered or otherwise made available to Buyer, true , complete and correct copies of the Executory Contracts, including all amendments thereof and modifications thereto.

   Except as otherwise set forth in Schedule 6.17:

   (a) To Seller's knowledge, Seller is not in default, nor is there any basis for any valid claim of default, under any Executory Contracts by either Seller or any other contracting party, except for de minimis defaults which cannot reasonably be expected to have an adverse effect on the Division;

   (b) Other than pursuant to warranty terms or as may be required by law, Seller is not under any liability or obligation to return to any supplier or other person or to receive consignments back from any customer of a material quantity of any inventory or products used, manufactured or otherwise produced by the Division.

  6.18 Title to Assets. Except for Assets being leased from third parties, the Seller has good, absolute, and marketable title to all of the Assets being sold to the Buyer pursuant to this Agreement, held in each case subject to no lease, mortgage, pledge, lien, charge, security interest, encumbrance, or restriction whatsoever.

  6.19 Patents and Trademarks. The Seller has no knowledge of any claim or reason to believe that Seller's use of the Assets is or may be infringing upon or otherwise acting adversely to the rights of any person under or in respect to any patent, trademark, service mark, tradename, copyright, license or other similar intangible right. The Seller is not obligated or under any liability whatsoever to make any payments by way of royalties, fees, or otherwise to any third party having an interest in any patent, trademark, trade name, copyright, or other intangible asset included within the Assets set forth in Schedule 6.10 with respect to the use thereof or in connection with the conduct of its business or otherwise.

  6.20 Brokers. The parties acknowledge that they were introduced by the R.C. Fuller Company, to whom a brokerage fee is due. Buyer agrees to pay any and all amounts due to such broker with respect to this transaction and to hold the Seller harmless from any such claims by such broker against the Seller. Each party warrants and represents to the other that, except for the Buyer's agreement with R.C. Fuller Company, neither has executed any agreement or committed any act that would obligate it or the other party to a brokerage or finder's fee claim with respect to this transaction.

  6.21 Tax Matters.

   (a) Seller has filed or caused to be filed (and, following the Closing Date, Seller will file or cause to be filed) with the appropriate governmental agencies all Tax Returns (as hereinafter defined) required to be filed by Seller with respect to the Division and/or the Assets, and Seller have paid, or caused to be paid in full all Taxes required to be paid by Seller, if any, attributable to the Division and/or the Assets and either (i) shown to be due on such Tax Returns, or (ii) otherwise due or claimed to be due from Seller by any taxing authority for all periods up to and including the Closing Date, except to the extent that the payment of any such Taxes is being contested in good faith by Seller.

   (b) All Taxes that Seller is required by law to withhold or collect with respect to the Division through the Closing Date have been or will be duly withheld or collected and, to the extent required, have been or will be paid to the proper governmental authorities or properly deposited as required by applicable laws.

   (c) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, excise, property, sale and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment) imposed by the United States or any other jurisdiction, and any state, province, county, local or other government, taxing authority, or subdivision thereof. "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Taxes (whether or not such Taxes are imposed on Seller) or the administration of any laws, regulations or administrative requirements relating to any Taxes.

  6.22 All Necessary Assets.  Except for the Excluded Assets, the
Assets constitute all of the assets and properties necessary to carry on the business and operations of the Division as presently conducted.

  6.23 Condition of Assets; Limited Warranties. Except as otherwise expressly provided in this Agreement, Seller makes no representations or warranties whatsoever to Buyer, express, implied or statutory, concerning the Assets or the Division, including, but not limited to, any representation or warranty as to value, quality, quantity, condition, merchantability, design, suitability or use, salability, obsolescence, working order, validity or enforceability. All personal property included in the assets is sold "as is, where is". Buyer specifically acknowledges that no warranties of merchantability or fitness for a particular purpose are made or should be implied in the transactions.

  6.24 Knowledge of Seller. Where any representation or warranty by Seller is expressly qualified to the "knowledge" of Seller, such knowledge shall include actual knowledge of Seller after due inquiry as to the matters that are the subject of such representations or warranties.

  6.25 Investigation. Buyer is relying on the representations, warranties, covenants and conditions set forth herein and not on any other statements, representations, warranties or assurances of any kind made by Seller, its representatives or any other person, or any statements made during any presentations by any employee or representative of Seller or the Division.
 The Seller shall not (nor shall any of its officers, employees, agents, stockholders, affiliates, consultants, investment bankers, legal advisers or representatives) have any liability or obligation to Buyer in respect of any such statement, representation, warranty or assurance, except as set forth herein. Nothing in this Section 6.25 shall be deemed to diminish in any respect the liabilities and obligations of Seller with respect to any of its representations, warranties and covenants set forth herein.

  6.26 Limitation of Representations and Warranties. Except for the warranties and representations set forth above, Seller makes no other warranty or representation, either express or implied by law or otherwise.

 7.0 REPRESENTATIONS AND WARRANTIES OF BUYER

  7.1 Organization, Corporate Power and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in the jurisdictions in which Buyer conducts its business, except where the failure so to qualify will not have a material adverse effect on Buyer's ability to perform its obligations under the Transaction Documents.
 Buyer and STI have all requisite corporate power and authority to acquire, own, lease and operate the Assets, to conduct the business of the Division, to execute and deliver the Transaction Documents and to perform its obligations thereunder.

  7.2 Authorization of Agreement. The execution, delivery and performance of this Agreement and the Transaction Documents by Buyer, and the consummation by it of the transactions contemplated hereunder and thereunder, have been duly authorized by all necessary corporate action by Buyer. This Agreement has been duly executed and delivered by Buyer and the Transaction Documents to be executed by Buyer or STI will be duly executed and delivered at the Closing. This Agreement constitutes and the Transaction Documents to be so executed when executed and delivered on the Closing Date will constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors' rights generally.

  7.3 Effect of Agreements. The execution, delivery and performance by Buyer of this Agreement and the Transaction Documents, and the consummation by it of the transactions contemplated hereunder and thereunder, will not (a) violate any statute, law, rule or regulation applicable to Buyer,
(b) violate any order, writ, injunction or decree of any court or governmental authority applicable to Buyer, or (c) violate or conflict with or constitute (with due notice or lapse of time or both) a default under, or result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Assets under any term or provision of (i) the Articles of Incorporation or by-laws of Buyer; or (ii) any lease, contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Buyer or any assets or properties of Buyer is bound except to the extent that the existence of any such violation, conflict, default, termination, acceleration of performance or creation of any lien, charge or encumbrance would not have a material adverse effect on the business of the Division or the ability of Buyer to meet its obligations under this Agreement or the Transaction Documents.

  7.4 Governmental Approvals. To the knowledge of Buyer, except for compliance with the Hart Scott Rodino Act, no approval, authorization, consent or order or action of or filing with any court, administrative agency or other governmental authority is required to be obtained by Buyer for the execution and delivery by Buyer of this Agreement and the Transaction Documents or the consummation by it of the transactions contemplated hereunder and thereunder.

  7.5 Litigation. Except as set forth in Schedule 7.5, there are no actions, suits or proceedings pending or threatened against the Buyer, at law or in equity or before any federal, state, municipal or other governmental agency or instrumentality, domestic or foreign, which materially affect any of the assets or business of the Buyer, nor is the Buyer aware of any facts which, to its knowledge, might result in any such action, suit or proceeding.

  7.6 Environmental Matters.  Except as otherwise set forth in
Schedule 7.6:

   (a) To the knowledge of Buyer, the business and operations of the Buyer are not, and none of the assets or properties owned or leased by Buyer and used in the conduct of the business of the Buyer is, subject to any outstanding order, decree, judgment, written claim of injury to persons or property or notice to comply, or to any ongoing judicial or administrative proceeding, relating to any Environmental Laws or any release of a Hazardous Material.

   (b) To the knowledge of Buyer, the business and operations of the Buyer are not subject to any outstanding order, decree, judgment or notice to comply, or to any ongoing judicial or administrative proceeding, based on or alleging a failure by the Buyer to comply with the conditions of any permits, approvals, authorizations, registrations, variances or other licenses necessary under any Environmental Laws for the continued conduct of the business and operations of the Buyer in the manner now conducted.

   (c) To the knowledge of Buyer, the Buyer has not during the period June 30, 1996 to the date hereof received any written notice from any governmental authority stating or alleging that the Buyer is not in substantial compliance with any occupational, safety or health standard required by any Environmental Laws or that its employees suffer from any work-related chronic illness or injury other than accidents accurately reported in its OSHA 200 Log.

   (d) To the knowledge of Buyer, the Buyer has not received any written notice from any governmental authority stating or alleging that it is in violation of any requirements of any publicly owned treatment works or the governmental authority responsible for the operation thereof relating to the pretreatment or discharge of process wastes through such publicly owned treatment works.

   (e) To the knowledge of Buyer, there is no current condition affecting any real property or any real property subject to any Leasehold Interest which constitutes, to the knowledge of Buyer, a violation by Buyer of any Environmental Laws.

  7.7 Reports. The Buyer's annual report to shareholders for 1995, its proxy statement mailed to shareholders of the Buyer with respect to its annual meeting of shareholders held on June 26, 1996, and all of its periodic reports (including forms 10-K and 10-Q) as filed with the Securities and Exchange Commission and all financial statements referred to in any such periodic report filed on or after January 1, 1995 are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Seller and its subsidiaries required to be shown in accordance with such principles. There has been no material adverse change in the business, property or assets, condition (financial or otherwise), operations or prospects of the Buyer and its subsidiaries taken as a whole since the end of the most recent fiscal year for which Form 10-K has been filed. No such report contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading or necessary in order to provide a prospective purchaser of shares of stock of the Buyer with proper and complete information as to the business, condition, operations and prospects of the Buyer.

  7.8 Compliance with Obligations. The Buyer is not in violation of any term or provision of any charter, bylaw, mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation, which may materially affect the Buyer and the execution and delivery and performance and compliance with this Agreement will not result in a violation of or be in conflict with or constitute a default under any such term or provision or result in the creation of any mortgage, lien, encumbrance, or charge on any of the Assets pursuant to any such term or provision.

 8.0 COVENANTS OF SELLER

  8.1 Conduct of Division. During the period from the date hereof to the Closing Date, and between the Closing Date and the Effective Closing Date, unless Buyer consents otherwise in writing, Seller shall:

   (a) Ordinary Course. Conduct the business of the Division only in the ordinary course consistent with past practice except as provided by this Agreement.

   (b) Preservation of Goodwill. Preserve the goodwill of those of its suppliers, customers, sales representatives, agents and distributors having business relations with the Division.

   (c) Maintain Insurance. Maintain any insurance coverage existing as of the date hereof against loss or damage to the Assets.

   (d) Sale of Assets. Not transfer or encumber any of the Assets except for any transfer or encumbrance in the ordinary course of business.

   (e) Employment Contracts. Not enter into any employment contract with any employees working for the Division or increase any Division employee's compensation.

   (f) Maintenance of Assets. Maintain the Assets, in the aggregate, in a condition comparable to their current condition, reasonable wear, tear and depreciation excepted, except for Assets disposed of, sold or consumed in the ordinary course of business.

   (g) Executory Contracts. Not amend any executory contract outside of the ordinary course of business, without the Buyer's written consent, which consent will not be unreasonably withheld.

  8.2 Access. Seller will (a) during ordinary business hours and upon reasonable notice from Buyer, permit Buyer and its authorized representatives to have access to the Division and all Assets, (b) furnish, as soon as reasonably practicable, to Buyer or its authorized representatives such other information in Seller's possession with respect to the Division as Buyer may from time to time reasonably request, and (c) otherwise reasonably cooperate in the examination of the Division by Buyer.

  8.3 Permits, Consents and Novations. As promptly as practicable after the date hereof, Seller will make all required filings with governmental bodies and other regulatory authorities, and use all reasonable efforts to obtain all permits, approvals, authorizations and consents of all third parties reasonably requested by Buyer. Seller and Buyer shall use reasonable efforts to obtain such consents to the assignment of the Contracts and such novation agreements as may be required. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that at the Closing, Seller's assignment to Buyer of any such Contract which by its terms requires, prior to such assignment, the consent of any other contracting party thereto shall be subject to obtaining such consent as soon as practicable after the Closing Date. With respect to each such Contract not assigned on the Closing Date, after the Closing Date, Seller shall as Buyer's agent and as directed by Buyer continue to deal with the other contracting party(ies) to such Contract as the prime contracting party, and Buyer and Seller shall use reasonable efforts to obtain the consent of all required parties to the assignment or novation of such Contract. Such Contract shall be promptly assigned by Seller to Buyer after receipt of such consent after the Closing Date.
Notwithstanding the absence of any such consent, Buyer shall be entitled to the benefits of such Contract accruing after the Closing Date. Buyer agrees to perform at its sole expense all of the obligations of Seller to be performed under such Contract after the Closing Date and to hold Seller harmless to the extent Seller act as Buyer's agent as provided herein.

  8.4 Remittance to Seller. In the event Seller shall receive, after the Closing Date, any Accounts Receivable or other Asset received by the Seller pursuant to this Agreement, Seller shall immediately notify Buyer of same and remit the check or other Account Receivable payment directly to Buyer or return any Asset directly to Buyer.

  8.5 Confidentiality. Each party hereto will hold and will cause its directors, officers, employees, agents, consultants and advisors to hold in strict confidence unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information stamped "Confidential" concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously lawfully known by the party to which it was furnished, (b) in the public domain through no fault of such party, or (c) later lawfully acquired from other sources by the party to which it was furnished, and each party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information comes into the public domain through no fault of the party required to hold it in confidence, and in any event such information shall not be used to the detriment of, or in relation to any investment in, the other party and all such documents (including copies thereof and software) shall be returned to the other party immediately upon the written request of such other party and with appropriate certificate delivered to such other party certifying to the complete destruction or return of all such documents.

 9.0 COVENANTS OF BUYER

  9.1 Permits. As promptly as practicable after the date hereof, Buyer will make all required filings with governmental bodies and other regulatory authorities, and use all reasonable efforts to obtain all permits, approvals, authorizations and consents of all third parties, necessary for Buyer to consummate the transactions contemplated hereunder or reasonably requested by Seller in connection with the consummation of such transactions.

  9.2 Access to Books and Records. Buyer shall maintain in accordance with Buyer's record retention practices all retained books, records and files pertaining to the Assets, the Assumed Liabilities or otherwise to the business of the Division before the Closing. After the Closing, Buyer shall provide Seller and its representatives, during ordinary business hours and upon reasonable notice from Seller, with reasonable access to such original documents to the extent reasonably required by Seller. If, at any time, Buyer proposes to dispose of any of such original documents, Buyer shall first offer in writing to deliver the same to Seller (subject to the confidentiality obligations set forth in Section 8.5 hereof) at the expense of Seller. If Seller fails to respond to such offer within ninety (90) days, Buyer shall be permitted to dispose of such documents.

  9.3 Cooperation in Third-Party Litigation.  After the Closing,
Buyer shall provide such cooperation as Seller or its counsel may reasonably request in connection with (a) any proceedings relating to the Division which is hereafter filed or threatened and to which Seller is a party and (b) any proceedings for which Buyer is entitled to indemnification from Seller under
Section 9.3 hereof. Such cooperation shall include, but not be limited to, making employees of Buyer available upon the reasonable request of Seller or its counsel to consult with and assist Seller and its counsel regarding any such proceedings and to prepare for and testify truthfully in connection with any such proceedings, including depositions, trials and arbitration proceedings. Seller shall reimburse Buyer for all reasonable expenses incurred by Buyer in providing to Seller the cooperation set forth in this
Section 9.3.

  9.4 Rule 144 Filings. Following the Closing, Buyer shall duly and timely comply with all of its obligations with respect to periodic reports to be filed with the Securities and Exchange Commission and perform all other acts and file such other documents required by law of the Buyer, as may be necessary to permit Seller, or its transferees, to come within the requirements of with Rule 144 (or any successor to such Rule) promulgated under the Securities Act of 1933 with respect to the sale of securities of the Buyer which, but for such Rule, could not be sold without registration under the Securities Act of 1933.

  9.5 Future Acquisitions. Buyer agrees to provide to STI, up to Twenty Million ($20,000,000) Dollars in additional capital to be used by STI, over a three (3) year period following the Closing Date to make additional acquisitions identified by STI meeting Buyer's established financial performance requirements.

  9.6 Board Seat.  At such time as STI's annual revenue exceeds
Seventy-Five Million ($75,000,000) Dollars, provided that STI's operating profits for all full fiscal years of STI equal or exceed twenty per cent (20%) of the cumulative revenue for such fiscal years, Buyer will use its best efforts to nominate and use its best efforts to cause the election of a mutually acceptable employee of STI, as designated by STI, to the Board of Directors of Buyer.

  10.0 CONDITIONS PRECEDENT

  10.1 Conditions Precedent to Obligations of Buyer. The obligations of Buyer under this Agreement are subject, at the option of Buyer, to the satisfaction or waiver of each of the following conditions on or prior to the Closing Date:

   (a) Accuracy of Representations and Warranties. The representations and warranties of Seller contained in this Agreement or in any certificate delivered to Buyer pursuant hereto shall be true and correct when made and in all material respects on and as of the Closing Date as though made at and as of that date (except where such representation and warranty is made as of a date specifically set forth therein).

   (b) Compliance with Covenants. Seller shall in all material respects have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by it at the Closing Date.

   (c) Legal Actions or Proceedings. No legal action or proceeding shall have been instituted or overtly threatened by any governmental agency seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated by this Agreement.

   (d) Governmental Permits and Approvals.  All U. S.
federal, state and local governmental permits and approvals required by law for consummation of the Closing shall have been obtained.

   (e) Litigation. No action, suit or proceeding shall have been instituted before any court or U. S. or foreign governmental or regulatory body, or instituted or threatened by any U. S. or foreign governmental or regulatory body, to restrain, modify or prevent the carrying out of the sale of the Assets provided for hereunder, or to seek damages or a discovery order in connection with the transactions contemplated hereunder, or that has or will be likely to have a material adverse effect on the Assets, properties, business operations or condition (financial or otherwise) of the Division.

   (f) Delivery of Transaction Documents. Seller shall have delivered to Buyer at the Closing the Transaction Documents and all additional documents described in Section 5.2.

   (g) No Material Adverse Change. Except as set forth in the Schedules attached hereto, from July 31, 1996 to the Closing Date, there shall have been no material adverse change in the business, operations or financial condition of the Division.

   (h) Opinion of Counsel. Seller shall have delivered an opinion of counsel, dated as of the Closing Date, in the form set forth in
Exhibit 5.2(g).

   (i) Bruce E. Creger Employment Agreement. Coincident with the Closing, Bruce E. Creger shall execute and deliver the Creger Agreement with STI, in the form set forth in Exhibit 5.2(d).

  10.2 Conditions Precedent to Obligations of Seller. The obligations of Seller under this Agreement are subject, at the option of Seller, to the satisfaction or waiver of each of the following conditions at or prior to the Closing Date:

   (a) Accuracy of Representations and Warranties. The representations and warranties of Buyer contained in this Agreement or in any certificate or document delivered to Seller pursuant hereto shall be true and correct in all material respects on and as of the Closing Date as though made at and as of that date (except where such representation and warranty is made as of a date specifically set forth therein), and Buyer shall have delivered to Seller a certificate to such effect.

   (b) Compliance with Covenants. Buyer shall in all material respects have performed and complied with all terms, agreements, covenants and conditions of this Agreement to be performed or complied with by it at the Closing Date, and Buyer shall have delivered to Seller a certificate to that effect.

   (c) Litigation. No action, suit or proceeding shall have been instituted before any court of U. S. or foreign governmental or regulatory body by any person other than the parties hereto, or instituted or threatened by any U. S. or foreign governmental or regulatory body, to restrain, modify or prevent the carrying out of the sale of the Assets provided for hereunder, or to seek damages or a discovery order in connection with the transactions contemplated hereunder, or that has or will be likely to have, a material adverse effect on the Assets, properties, business operations or condition (financial or otherwise) of the Division.

   (d) Buyer shall have delivered an opinion of counsel, dated the Closing Date, in the form set forth in Exhibit 5.3(h).

   (e) CoreStates shall have executed and delivered to Seller the CoreStates Agreement.

   (f) Seller or Northwest Highway Venture shall have received a written consent from the Mortgagee of the property commonly known as 6060 North Northwest Highway, Chicago, Illinois, to the execution and delivery of the Amendment to and Assignment and Assumption of Net Lease in the form set forth in Exhibit 5.2(j).

 11.0 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATIONS

  11.1 Survival of Representations. All representations or warranties contained herein shall survive for a period of two (2) years from the Closing Date and shall then expire. Upon the expiration of a representation or warranty pursuant to this Section 11.1, unless written notice of a claim based on such representation or warranty specifying in reasonable detail the facts on which the claim is based shall have been delivered by the party seeking to be indemnified (the "Indemnified Party") to the party from whom indemnification is sought (the "Indemnifying Party") prior to the expiration of such representation or warranty, such representation or warranty shall be deemed to be of no further force or effect, as if never made, and no action may be brought based on the same, whether for breach of contract, tort or under any other legal theory. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit or otherwise prevent either party from bringing any action or asserting any claim against the other with respect to covenants or commitments herein contained (other than for breach of warranty), including actions or claims brought by the Buyer under
Section 11.2(b)(ii) or brought by the Seller under Section 11.2(a)(ii) more than two years after the Closing Date.

  11.2 Agreements to Indemnify.

   (a) Seller's Indemnity. Subject to the terms and conditions of this Section 11, Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against all demands, claims, actions, causes of action, assessments, payments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable expenses, including without limitation, legal fees and expenses required in investigating or defending any of the following (hereinafter collectively referred to as "Losses") incurred by Buyer and Buyer's employees, directors, officers, shareholders and agents resulting from (i) a breach of any representation or warranty of Seller made pursuant to this Agreement, or (ii) any liabilities or obligations of, or claims made or asserted against Buyer in respect of the Excluded Liabilities.

   (b) Buyer Indemnity. Subject to the terms and conditions of this Section 11, Buyer hereby agrees to indemnify, defend and hold Seller harmless from and against all demands, claims, actions, causes of action, assessments, payments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and reasonable expenses, including without limitation, legal fees and expenses required in investigating or defending any of the following (hereinafter collectively referred to as "Losses") incurred by Seller and Seller's employees, directors, officers, shareholders and agents resulting from (i) a breach of any representation or warranty of Buyer made pursuant to this Agreement, or (ii) the failure of Buyer to pay, perform and discharge when due the Assumed Liabilities.

  11.3 Conditions of Indemnification. The respective obligations and liabilities of Indemnifying Party to the Indemnified Party under Section
11.2 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

   (a) Notice. Within twenty (20) days after receipt of written notice of commencement of any action or the assertion of any claim by a third party, the Indemnified Party shall give the Indemnifying Party written notice thereof together with a copy of such claim, process or other legal pleading, and the Indemnifying Party shall have the right to undertake the defense thereof by representatives of its own choosing, subject to the approval of the Indemnified Party, such approval not to be unreasonably withheld;

   (b) Failure to Assume Defense. In the event that the Indemnifying Party, by the thirtieth (30th) day after receipt of notice of any such claim, does not elect to defend against such claim, the Indemnified Party will (upon further written notice to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party; provided, however, that the Indemnified Party shall not settle or compromise such claim without the Indemnifying Party's consent, which consent shall not be unreasonably withheld; and provided further that, the Indemnifying Party shall have the right to assume the defense of such claim with counsel of its own choosing at any time prior to settlement, compromise or final determination thereof;

   (c) Claim Adverse to Indemnifying Party. Notwithstanding anything to the contrary in this Section 11.3, if there is a reasonable probability that a claim may materially adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to compromise or settle such claim, but the Indemnified Party shall not, without the prior written consent of the Indemnifying Party, settle or compromise any claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnifying Party a release from all liability in respect of such claim;

   (d) Cooperation. In connection with any such indemnification, the Indemnified Party will at the expense of the Indemnifying Party cooperate in all reasonable requests of the Indemnifying Party;

   (e) Indemnification Threshold. No claim for indemnification with respect to any breach of representation or warranty will be made by an Indemnified Party hereunder unless the aggregate of all losses incurred by such Indemnified Party with respect to all breaches of representations and warranties by the Indemnifying Party otherwise indemnified against hereunder exceed $250,000 and any claim shall be made only for the amount by which such aggregate Losses exceed $250,000;

   (f) Maximum Losses. Notwithstanding anything to the contrary contained in this Section 12, in no event shall an Indemnifying Party be required to indemnify an Indemnified Party for Losses in respect of all breaches of representations and warranties of the Indemnifying Party, in excess of $10,000,000.

   (g) Right of Set-Off. In the event that Buyer is entitled to recover on a claim of indemnity or otherwise against Seller under the terms of this Agreement, Buyer shall have the right to set-off the full amount of such claim against the unpaid principal of the Buyer's Note and, to the extent such claim is not satisfied by such set-off, against any of the amounts payable pursuant to the provisions of Sections 3.2(a) or 3.2(b).

 12.0 OTHER COVENANTS

  12.1 Announcements. Each party agrees not to make, nor cause to be made, any news releases or other public announcements pertaining to the transactions contemplated hereunder without first consulting the other party and attempting to formulate a mutually satisfactory arrangement for such disclosure, and in any case will make an announcement thereafter without the consent of the other if required by applicable law.

  12.2 Employees.

   (a) Employment of Employees.  Effective as of the Closing
Date, Buyer shall make offers of employment to all of the employees of the Division, as of the Closing Date and all such employees who accept such offers of employment shall be referred to herein as the "Employees". Except as otherwise provided by this Section 12.2, the compensation of each Employee who does not sign an Employment Agreement shall not be changed but the other terms, conditions and policies set forth in such offers of employment shall be determined and established by Buyer. In the event the Buyer terminates any Employee after the Closing Date, Buyer agrees to comply with any applicable terms of the Worker Adjustment and Retraining Notification Act.

   (b) Medical Benefits, Workers' Compensation. Seller agrees that, with respect to workers' compensation claims and all claims under Seller's medical, dental, life insurance and disability benefit programs made with respect to events occurring prior to the Closing Date, by persons who are or were employed by Seller in the Division prior to the Closing Date (including retirees), and who were participants in the workers' compensation, medical, dental, life insurance or disability benefit programs covering employees of the Division, neither Buyer nor STI shall be deemed to have assumed any obligation with respect thereto except as STI's programs may commit to such obligation.

  Buyer shall cause STI to cause its medical insurance, health care, medical reimbursement or other group health plan and any other employee benefit plan (such as pension, profit sharing and 401(k) plans) to credit Employees with their service with the Division for purposes of determining the eligibility of such Employees to participate in such medical insurance, health care, medical reimbursement or other group health plan or employee benefit plan. Nothing herein shall be deemed to be an assumption by Buyer of the Seller's obligations arising under the terms of any medical, dental, prescription drug, vision care, sick pay, life insurance, disability insurance or other health benefits plan maintained by Seller for employees of the Division (including retirees). Seller shall continue its medical, dental, prescription drug, vision care, sick pay, life insurance, disability insurance and other health benefit plans in effect as of the Closing Date for the benefit of the Employees and any new employees hired by Buyer for employment in the operation of the Division, until notification from Buyer to discontinue such plans, but in no event later than October 31, 1996. The employer's portion of any premiums and any other out of pocket costs associated with Seller's continuation of these benefit plans shall be reimbursed by Buyer promptly upon receipt of periodic invoices from Seller.

   (c) Vacation, Holiday and Sick Pay. As soon as practicable following the Closing Date, Seller shall deliver to Buyer an accurate and complete accounting of all vacation, holiday and sick pay accrued and unpaid as of the Closing Date with respect to all persons who are, on the Closing Date, employed by Seller in the Division, together with a description of the method by which such accrued vacation, holiday and sick pay has been earned. Promptly following Seller's delivery to Buyer of the accounting of accrued and unpaid vacation, holiday and sick pay, Buyer shall pay each Employee, in accordance with the terms of such plan maintained by Seller for employees of Division, the vacation, holiday and sick pay accrued by such Employee as set forth in such accounting to the extent such liabilities are accrued on the Closing Balance Sheet.

Seller shall be responsible for any and all ramifications legally binding on Seller resulting from termination of employment of employees of the Division or other employment-related decisions of Seller.

  12.3 Retirement Plans. Coincident with the Closing, Buyer will adopt such resolutions or execute such documents as may be necessary to cause each Employee to, effective as of the Closing Date, (a) immediately become eligible to be a participant under the Buyer's 401(k) Plan and (b) be credited, for purposes of the Plan, with all years of service of each such Employee with Seller. Employees being transferred from the employ of Seller to that of Buyer shall be credited with all years of service credited to such Employees under Seller's Plan.

  12.4 Execution of Further Documents.  From and after the Closing
Date, each party hereto shall, from time to time, upon the reasonable request of the other party and without further cost or expense to the other party, acknowledge and deliver all such further deeds, bills of sale, assignments, transfers, conveyances, powers of attorney and assurances the other party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

  12.5 Non-Competition. As a part of the inducement to Buyer to enter into this Agreement, Seller hereby agrees that for a period of two (2) years from the date hereof, Seller shall not, nor shall any division of Seller or any corporation which Seller, directly or indirectly controls, or its successors and assigns (hereinafter referred to as "Seller's Affiliates") without the prior express written consent of the Buyer own, manage, operate or control, directly or indirectly, any business, firm or corporation which is engaged anywhere in the world in the manufacture and sale of any products manufactured and sold by the Division on the Closing Date.

   Nothing contained in this Section 12.5 shall prohibit (i)
Seller or Seller's Affiliates from holding and making investments in securities of any corporation or limited partnership that has its securities of any corporation or limited partnership that has its securities traded in a generally recognized market, provided Seller's or such Seller's Affiliate's interest therein does not exceed 10% of the outstanding shares or interests in such corporation or partnership or (ii) the acquisition and subsequent operation by Seller or Seller's Affiliates of any business not principally engaged in the manufacture and distribution of products currently manufactured and distributed by the Division, provided, that a business shall not be considered to be "principally engaged in the manufacture and distribution of products currently manufactured and distributed by the Division" if the most recent annual gross revenues generated by any competing business activity constitute less than 10% of the most recent annual gross revenues of the entire business being acquired.

  12.6 Transfer Taxes. Seller shall be responsible for and pay or cause to be paid, any federal, state or local taxes on any gain from the sale and transfer by Seller of any real property. In addition, Seller shall be responsible for and pay or cause to be paid, any deed stamp or similar transfer taxes on the sale of any real property to Buyer. Buyer shall be responsible for any pay or cause to be paid, any federal, state or local sales or use taxes arising in connection with the transfer to Buyer of the tangible personal property of the Division as provided for in this Agreement.

  12.7 Cooperation. Each party hereto agrees, both before and after the Closing, to execute any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the transactions contemplated hereunder (which shall not include any obligation to make payments).

  12.8 Excluded Assets.  In the event that, after the Closing Date,
Excluded Assets, including, but not limited to, proprietary information of Seller, shall remain on the premises utilized by or under the control of Buyer, then Buyer shall at Seller's request take reasonable efforts to deliver such Excluded Assets to Seller at the expense of Seller and, so long as such information shall remain on said premises, Buyer shall exercise the same reasonable degree of care with respect thereto as it does with respect to its own property.

  12.9 Tax Cooperation. After the Closing, the parties shall, and shall cause their respective affiliates to, cooperate with each other in the preparation of all tax returns and shall provide, or cause to be provided, to such other party any records and other information reasonably requested by such party in connection therewith as well as access to, and the cooperation of, the auditors of such other party and its affiliates. After the Closing, the parties shall, and shall cause their respective affiliates to, cooperate with the other parties in connection with any tax investigation, tax audit or other tax proceeding relating to the Division. Any information obtained pursuant to this Section relating to taxes shall be kept confidential by the other party.

  12.10 Best Efforts. Each party will use its best efforts to cause all conditions to its obligations hereunder to be timely satisfied and to perform and fulfill all obligations on its part to be performed and fulfilled under this Agreement to the end that the transactions contemplated hereunder shall be effected substantially in accordance with the terms of this Agreement as soon as reasonably practicable.

12.11 Shared Equipment Leases.

 Each of the equipment leases listed in Schedule 12.12 ("Share Leases")
(all of which, other than leases no. 4352-12, 4352-13 and the lease dated 5/22/95 will be assigned to and assumed by Buyer at the Closing) cover multiple items of equipment owned and leased by third party lessors to Seller, some of which items are used by the Division and some of which are used by the Components Division. Each Shared Lease requires a monthly rental payment to the lessor (as described in the Schedule) sets forth various obligations of the lessee and sets forth certain rights and options for the benefit of the lessee, including the right to cause the term of the Shared Lease to be extended and the right to purchase the leased equipment for a nominal sum at expiration of the term. From and after the Closing Date the party not owning a Shared Lease shall pay to the party then owning such Shared Lease the non-owning party's share of the monthly rental (being its percentage as set forth on the Schedule) by the tenth (10th) day of each calendar month during the entire term (or extended term) of that Shared Lease. Each party in whose name the Shared Lease is retained agrees to fulfill all of the obligations of the lessee, including the obligation to maintain insurance and maintain the equipment under the Shared Lease for itself and for the benefit of the other party, without additional cost or charge to the other party. Possession of the equipment shall remain with the division that has historically used the equipment. Each party who owns a Shared Lease shall have the right, at its option and upon not less than thirty (30) days' written notice to the other, to terminate the Shared Lease with the lessor for an agreed price and the other party agrees to attend the closing of the transaction and to pay over its allocate share of the termination fee upon receipt of title, by customary bill of sale, to such party's equipment under that Shared Lease. Each party owning a Shared Lease agrees with the other to timely exercise any purchase option available under its Shared Lease at the expiration of the term and to direct or cause title to the equipment used by the other party to be transferred to such other party upon payment by such other party of its share of the option price.

 13.0 MISCELLANEOUS

  13.1 Bulk Transfer Laws. Buyer hereby waives compliance with any applicable bulk transfer laws, including, but not limited to, the bulk transfer provisions of the Uniform Commercial Code of any state, or any similar statute, with respect to the transactions contemplated hereby.

  13.2 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, none of the parties hereto shall have any obligation to pay any of the fees and expenses of any other party incident to the negotiation, preparation and execution of this Agreement and the Transaction Documents or the Closing of the transactions contemplated hereunder and thereunder, including, but not limited to, the fees and expenses of counsel, accountants, investment bankers and other experts.

  13.3 Waivers. Any party may, by written notice to the other parties, (a) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the others contained in this Agreement; or (d) waive performance of any of the obligations of the others under this Agreement. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder
(x) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party, and (y) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, or delay or omission in exercise of rights or other indulgence.

  13.4 Amendments, Supplements. This Agreement may be amended or supplemented at any time by the mutual written consent of the parties.

  13.5 Entire Agreement. This Agreement, its exhibits and schedules, the documents incorporated by reference and the documents executed on the Closing Date in connection herewith, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party which is not embodied in this Agreement or such other documents, and no party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

  13.6 Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

  13.7 Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party without the prior written consent of the others.

  13.8 Notices. All notices under this Agreement will be in writing and will be delivered by personal service or telegram, telecopy or certified mail (if such service is not available, then by first class mail), postage prepaid, or overnight courier to such address as may be designated from time to time by the relevant party, and which will initially be as set forth below. All notices will be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party. Notices will be addressed as follows or to such other address as the party to whom the same is directed will have specified in conformity with the foregoing:

   (a) If to Buyer:
    P. O. Box 1498
    Reading, PA  19603
    Attention: Paul H. Snyder, Vice President and Chief Financial Officer
    Fax No. (610) 856-5511

   (b) If to Seller:
    6060 North Northwest Highway
    Chicago, IL  60631
    Attention:  Richard F. Wharton, President
    Fax No.:  (312) 792-9642

  13.9 Governing Law; Jurisdiction. This Agreement has been negotiated and entered into in the State of Illinois, and all questions with respect to the Agreement and the rights and liabilities of the parties will be governed by the laws of that state, regardless of the choice of laws provisions of Pennsylvania or any other jurisdiction.

  13.10 Representations and Warranties.

   (a) No investigation by either party of the business or properties of the other and no notice to or knowledge by either party of the breach, violation or inaccuracy of any representation, warranty, covenant or agreement of the other contained herein shall in any way limit any such representation, warranty, covenant or agreement or each party's right to rely thereupon or to seek damages or indemnification with respect to the violation or breach thereof. The disclosure of any information on any Schedule to this Agreement shall be deemed to constitute the disclosure of such information on all other schedules to this Agreement applicable to such information.

   (b) Disclosure. None of the representations or warranties of Seller contained in this Agreement contains or will contain an untrue statement of material fact or omits or will omit to state a material fact necessary in order to make these statements therein or herein in light of the circumstances under which they were made, not misleading.

  13.11 Rules of Construction.

   (a) Headings. The article and section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular article or section.

   (b) Tense and Case. Throughout this Agreement, as the context may require, references to any word used in one tense or case shall include all other appropriate tenses or cases.

   (c) Severability. The validity, legality or enforceability of the remainder of this Agreement will not be affected even if one or more of the provisions of this Agreement will be held to be invalid, illegal or unenforceable in any respect.

  13.12 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



 IN WITNESS WHEREOF, this Agreement has been executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

      GILBERT ASSOCIATES, INC.

      By: /s/Timothy S. Cobb
          President



      SAFCO CORPORATION

      By: /s/Bruce C. Creger
          President

  Exhibit 1.1

  EDS Balance Sheet
  as of 07/31/96


Current Assets:

     Cash                                        $276,045
     Accounts Receivable
                      Trade                    $4,315,747
                      Officers and Employees      $47,050
                      Other                      $118,425
     Inventories                               $1,768,760
     Due from Affiliates                               $0
     Accrued Interest Receivable                       $0
     Prepaid Expenses                             $45,902
                                               ----------
                                               $6,571,929
                                               ----------

Property and Equipment
     Data Processing and Software                $543,728
     Machinery and Equipment                   $2,802,803
     Furniture and Fixtures                      $541,677
     Leasehold Improvements                      $414,080
     Automobiles                                 $268,266
                                               ----------
                                               $4,570,554
     Less  Accum. Depr.                       ($2,604,541)
                                               ----------
                                               $1,966,013
                                               ----------

Other Assets
     Notes Receivable Officers                         $0
     Lease Deposits                               $41,976
     Cash Surrender Value                              $0
     Loan Fees                                         $0
     Due from NWHV                                     $0
     Start-up Costs                                $5,720
                                                  -------
                                                  $47,696
                                                  -------


Total Assets                                   $8,585,638
                                               ==========



Current Liabilitie
     Accounts Payable                            $911,655
     Current maturities of long term debt              $0
     Notes payable other                          ($5,467
     Employees' taxes withheld                     $3,154
     Deferred Service Revenue                    $187,731
     Accrued Liabilities
                      Replacement Tax                  $0
                      Payroll and Sales           $25,397
                      Commissions                 $21,200
                      Real Estate                 $57,885
                      Salaries                   $225,622
                      Other                      $386,681
                                               ----------
                                               $1,813,857
Discquis                                               $0
Long-Term Obligations
      Long Term Debt                                   $0
      Capital Leases                           $1,250,667
Deferred Compensation                            $266,152
                                               ----------
Total Liabilities                              $3,330,676


Stockholders' Equity                           $5,254,963
                                               ----------


Total Liabilities and Equity                   $8,585,638
                                               ==========

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE
HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED FROM TIME TO TIME, OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION FROM THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF SAID ACT OR LAWS.


No. 1 Dated: September 30, 1996

 STOCK PURCHASE
 WARRANT

 To Purchase Common Stock of
 GILBERT ASSOCIATES, INC.

 THIS CERTIFIES THAT, for value received, SAFCO CORPORATION, an
Illinois corporation or registered assigns (the "Holder") is entitled to purchase, at any time prior to the Expiration Date, from GILBERT ASSOCIATES, INC., a Delaware corporation (the "Company"), Five Hundred Fifty Five Thousand Five Hundred Fifty Five (555,555) fully paid and non-assessable shares of Common Stock, of the Company ("Original Numbered Warrant Shares") (or any other class of Common Stock described in the definition of "Subject Common Stock", below) at the Purchase Price (as hereinafter defined). The Original Number of Warrant Shares and the Purchase Price are subject to adjustment as hereinafter set forth.

SECTION 1.  DEFINITIONS.

 As used in this Warrant, the following terms shall have the respective meanings set forth below:

 Additional Shares of Common Stock:  shares of Common Stock of the
Company, of whatever class, including treasury shares, issued after the date of the original issuance hereof, except any shares of Common Stock issued or issuable upon exercise of this Warrant.

 Commission: the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act or the Trust Indenture Act of 1939, as the case may be.

 Common Stock: the Class A Common Stock, $1.00 par value, or Class B Common Stock, $1.00 par value of the Company.

 Convertible Securities: evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Common Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

 Current Market Price: per share of Common Stock on any date means the average of the daily market prices of the Class A Common Stock for 30 consecutive business days commencing 45 business days before such date. The market price for each business day shall be the last sale price on such day on the National Stock Exchange, if any, upon which the shares may be listed, or if the Common Stock is not then listed or admitted to trading on a National Stock Exchange, the market price for each business day shall be the average of the reported closing bid and asked prices on such day as published by the NASDAQ National Market System.

 Expiration Date:  October 1, 2003.

 Note: the $10,000,000 Promissory Note payable to Safco Corporation due September 30, 2001 of the Company.

 Number of Warrant Shares: at the time of any exercise of the Warrant means (a) if no adjustments have theretofore been made pursuant to the provisions of Section 4 hereof, the Original Number of Warrant Shares and
(b) if any one or more such adjustments have been so made, the amount to which the Original Number of Warrant Shares has been so adjusted.

 Permitted Consideration: means either (i) cash, certified check or bank check or (ii) the Note in an unpaid principal amount equal to the Purchase Price of Warrant Shares being purchased upon exercise hereof.

 Person: an individual, partnership, corporation, trust or unincorporated organization, and any government or agency or political subdivision thereof.

 Public Company: a corporation, equity securities of which (i) are held of record by no fewer than 500 Persons and (ii) are listed on a national securities exchange or are actively traded in the over-the-counter market and, in the latter case, the bid and asked prices of such securities are reported by the NASDAQ, National Market System.

 Purchase Price: at the time of any exercise of this Warrant means (a) if no adjustments have theretofore been made pursuant to the provisions of
Section 4 hereof, $18.00 per Warrant Share (the "Original Purchase Price") and (b) if any one or more adjustments have been so made, the amount to which the Original Purchase Price shall have been so adjusted.

 Securities Act: the Securities Act of 1933, as amended from time to time.

 Subject Common Stock: the shares of Common Stock of the Company, issued or issuable upon the exercise of the Warrant, and any securities issued in exchange for, or in addition to, such common stock by way of stock dividend or distribution, stock split, combination of shares, recapitalization, reorganization, merger, consolidation, sale, lease or exchange of assets or similar transaction.

 Warrant Shares: shares of Subject Common Stock purchased or purchasable by the Holder of this Warrant upon the exercise hereof.

SECTION 2.  EXERCISE OF WARRANT.

 2.1 Warrant May be Exercised at Any Time. This Warrant may be exercised at any time in the manner and subject to the requirements contained in this Section 2.

 2.2 Procedure for Exercise of Warrant. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company, addressed as required by Section 13 hereof, (i) a Notice of Exercise in the form attached hereto, and shall deliver to the Company at such office or, at the option of the Holder, to an escrow agent reasonably acceptable to the Holder and the Company, (ii) Permitted Consideration in the amount of the Purchase Price of the shares as to which this Warrant is then being exercised, and (iii) the manually signed copy of this Warrant. Upon receipt by the Company and/or said escrow agent thereof, the Holder shall be deemed to be the holder of record of the Warrant Shares then being purchased even though such Warrant Shares may not then be actually delivered to such Holder. If the Holder is an employee or director of the Company or any controlled subsidiary of the Company such Warrant Shares shall be Class B Common Stock or if the Holder shall not be an employee, such Warrant Share shall be Class A Common Stock, provided however, that, in no event, shall the Company be obliged to issue, in the aggregate, that number of shares of Class B Common Stock as will exceed twenty-five (25%) per cent of all of the shares of Class B Common Stock outstanding. The Company shall, as promptly as practicable thereafter, and in any event within twenty (20) business days, execute and deliver to the Holder, or Holder's nominee, a certificate or certificates representing the aggregate number of Warrant Shares issuable upon such exercise. Each stock certificate so delivered shall be in the denomination requested by the Holder and shall be registered in the name of the Holder or such other name as the Holder designates. If this Warrant is exercised in part, the Company shall, at the time of delivery of said stock certificate or certificates, deliver to the Holder a new Warrant evidencing the Holder's right to purchase the remaining Warrant Shares covered by this Warrant. The Company shall pay all taxes and reasonable expenses incurred by or levied on the Company in connection with the preparation, execution and delivery of stock certificates pursuant to this Section, regardless of the name or names in which such stock certificates are registered. If the Note is tendered in payment of the Purchase Price and the unpaid principal amount thereof exceeds the Purchase Price, the Company will (without charge to the Holder) immediately issue and deliver to the Holder a new Note, in exchange for the Note so tendered, in a principal amount equal to such excess, issued in the name of the Holder or its designated nominee and dated the date to which the Company last paid interest on the Note.

 2.3 Transfer Restriction Legend. The Holder agrees that the Warrant and the shares of Subject Common Stock issuable upon the exercise of the Warrant may not be sold or transferred except in compliance with the Securities Act of 1933, as amended, and all applicable state securities laws, as confirmed by a legal opinion reasonably acceptable to the Company, and that the certificates issued to evidence such shares, except as otherwise provided in Section 11.8 hereof, shall bear the following legend:

 "[This Warrant and the shares of Common Stock issuable upon the exercise hereof] [The shares of Common Stock represented by this certificate] have not been registered or qualified under the Securities Act of 1933, as amended from time to time, or under applicable state securities laws and may not be sold or transferred in the absence of such registration or qualification or an exemption from the registration or qualification requirements of said Act or laws."

unless in the opinion of counsel for the Holder, addressed to such Holder and the Company (which counsel shall be reasonably satisfactory to counsel for the Company) the securities represented by any such certificate are not, at that time, required by law to bear such legend.

 Any certificate issued at any time in exchange or substitution for a certificate bearing such legends shall also bear such legends.

 2.4 Character of Warrant Shares. All shares of Subject Common Stock issuable upon the exercise of this Warrant shall be duly authorized, validly issued and, upon payment of the Purchase Price, fully paid and non-assessable. The Company covenants and agrees that the par value (or, in the event of any reclassification of the Subject Common Stock, the stated value) per share of such Subject Common Stock shall at all times be equal to or less than the Purchase Price at the time in effect.

 2.5 Acknowledgment of Continuing Obligation. The Company will, at the time of any exercise of this Warrant by the Holder, upon request of the Holder, acknowledge in writing its continuing obligation to the Holder in respect of the rights (including, without limitation, any right to registration of the shares of Subject Common Stock issued upon such exercise) to which the Holder remains entitled after such exercise in accordance with this Warrant. The failure of any Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of the rights.

SECTION 3.  OWNERSHIP.

 3.1 Ownership of This Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section.

 3.2 Exchange, Transfer and Replacement. This Warrant is exchangeable, upon the surrender by the Holder to the Company at its office referred to in Section 13 hereof, for a new Warrant or Warrants of like tenor and date representing the right to purchase the Number of Warrant Shares then purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares as shall be designated by the Holder at the time of such surrender. Subject to compliance with any applicable provisions of the Securities Act and state securities laws, this Warrant, with all rights hereunder, is transferable in whole or in part upon the books of the Company by the Holder in person or by duly authorized attorney, and a new Warrant, of the same tenor as this Warrant (but registered in the name of the transferee) shall be made and delivered by the Company upon surrender of this Warrant, accompanied by an assignment thereof substantially in the form attached to this Warrant, at the office of the Company referred to in Section 13 hereof. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Warrant, and of an agreement of indemnity reasonably satisfactory to it, or upon surrender of this Warrant if it is being exchanged in consequence of a change in the Company's name or if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.
 This Warrant shall be cancelled by the Company promptly upon surrender in connection with any transfer or replacement.

SECTION 4. ANTIDILUTION PROVISIONS; ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF WARRANT SHARES.

 The Purchase Price and the Number of Warrant Shares shall be adjusted as hereinafter set forth:

 4.1 Stock Dividends, Subdivisions and Combinations.  If the Company

  (a)  takes a record of the holders of any class of its Common
Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of (whether by way of a dividend, spin-off, reclassification, recapitalization or similar corporate arrangement) such Common Stock; or

  (b) subdivides the outstanding shares of any class of its Common Stock into a larger number of shares; or

  (c)  combines the outstanding shares of any class of its Common
Stock into a smaller number of shares,

then the number of Warrant Shares shall (until such time as a further adjustment is required hereunder) be adjusted to that Number of Warrant Shares determined by multiplying the Number of Warrant Shares which could be purchased hereunder immediately prior to such event by a fraction,

   (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such event, and

   (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such event.

 4.2 Issuance of Additional Shares of Common Stock When Company is not a Public Company.

  (a) Generally, if the Company, at any time when it is not a Public Company, issues or sells any Additional Shares of Common Stock (whether or not such issuance or sale is made pursuant to a contract in effect on the date hereof), then, forthwith upon such issue or sale, the Number of Warrant Shares shall (until such time as a further adjustment is required hereunder) be adjusted to that Number of Warrant Shares determined by multiplying the Number of Warrant Shares which could be purchased hereunder immediately prior to such issue or sale by a fraction.

   (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately after such issue or sale, and

   (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such issue or sale.

 For the purpose of this Section 4.2(a), the number of shares of Common Stock outstanding at any given time shall include shares issuable in respect of scrip representing fractional interests with respect to Common Stock and shares deemed to have been issued pursuant to Sections 4.5 and 4.6 hereto, and the date as of which an adjusted Number of Warrant Shares must be computed shall be the earlier of (x) the date on which the Company enters into a firm contract for the issuance of such Additional Shares of Common Stock (or, in the case of a contract which by its terms is not a firm contract upon execution and delivery, the date on which such contract becomes a firm contract) or (y) the date of actual issuance of such Additional Shares of Common Stock.

 (b) Other Adjustments. The provisions of Section 4.2(a) shall not apply to the issuance of any Additional Shares of Common Stock which are distributed to holders of Common Stock as a stock dividend or subdivision, for which an adjustment is provided under Section 4.1 above or to the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants (other than the Warrant) or other rights or any conversion or exchange rights in any Convertible Securities for which an adjustment is provided under Sections 4.5 or 4.6 hereof.

 (c) Adjustments by Board of Directors. In issuing this Warrant, the Company intends that except as otherwise provided herein the Holder shall at all times when the Company is not a Public Company have the right, upon the exercise of the rights represented by this Warrant, to purchase not less than 5.823% of the Company's Common Stock at any time outstanding, at not more than the Original Purchase Price (except that the Original Purchase Price may be increased under Section 4.9 hereof) if the outstanding shares of Common Stock are combined into a smaller number of shares. Accordingly, if any event occurs as to which in the good faith opinion of the Board of Directors the other provisions of this Warrant are not strictly applicable, or if strictly applicable, would not fairly protect the rights of the Holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights of the Holder as aforesaid.

 4.3 Issuance of Additional Shares of Common Stock Upon Again
Becoming a Public Company. If the Company shall cease being a Public Company and thereafter issues or sells any Additional Shares of Common Stock in an initial public offering or in otherwise becoming a Public Company, there shall be no adjustment made in the Number of Warrant Shares by virtue thereof.

 4.4 Issuance of Additional Shares of Common Stock While the Company is a Public Company.

  (a) Generally, if the Company, at any time while it is a Public Company, issues or sells any Additional Shares of Common Stock (whether or not such issuance or sales is made pursuant to a contract in effect on the date hereof) for a consideration which is less than the greater of the Purchase Price per share or the Current Market Price per share immediately prior to such issue or sale, then, forthwith upon such issue or sale, the Number of Warrant Shares shall (until such time as a further adjustment is required hereunder) be adjusted to that Number of Warrant Shares determined by multiplying the Number of Warrant Shares which could be purchased hereunder immediately prior to such issue or sale by a fraction,

   (i)  the numerator of which shall be the product of

    (x) the total number of shares of Common Stock outstanding immediately after such issue or sale, multiplied by

    (y) the greater of the Purchase Price per share or the Current Market Price per share immediately prior to such issue or sale, and

   (ii)  the denominator of which shall be the sum of

    (x) the product of (1) the total number of shares of Common Stock outstanding immediately prior to such issue or sale, multiplied by (2) the greater of the Purchase Price per share or the Current Market Price per share immediately prior to such issue or sale, plus

    (y)  the product of (1) the number of Additional
Shares of Common Stock so issued or sold, multiplied by
(2) the aggregate consideration per share received by the Company for such Additional Shares of Common Stock.

 For the purposes of this Section 4.4(a), the number of shares of Common Stock outstanding at any given time shall include shares issuable in respect of scrip representing fractional interests with respect to Common Stock, and the date as of which an adjusted Number of Warrant Shares must be computed shall be the earlier of (x) the date on which the Company enters into a firm contract for the issuance of such Additional Shares of Common Stock (or, in the case of a contract which by its terms is not a firm contract upon execution and delivery, the date on which such contract becomes a firm contact) or (y) the date of actual issuance of such Additional Shares of Common Stock.

 (b) Other Adjustments. The provisions of Section 4.4(a) shall not apply to the issuance of any Additional Shares of Common Stock which are distributed to holders of Common Stock as a stock dividend or subdivision, for which an adjustment is provided under Section 4.1 above or to the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants (other than the Warrant) or other rights or any conversion or exchange rights in any Convertible Securities for which an adjustment is provided under Sections 4.5 or 4.6 hereof.

 4.5 Excluded Issuances. Anything contained in this Section 4 to the contrary notwithstanding, no adjustment shall be made under this Section 4 on account of any of the following:

 (a) The issuance of additional shares of Common Stock upon exercise of stock options previously or hereafter granted by the Company under either the Gilbert Associates, Inc. 1989 Stock Option Plan, the Company's 1996 Long-Term Incentive Plan or its Directors' Stock Option Plan;

 (b) Restricted stock hereafter issued by the Company under the Company's 1996 Long-Term Incentive Plan to the extent that, within ninety
(90) days thereafter, the Company shall purchase shares of Common Stock outstanding; or

 (c) The issuance or grant of warrants, options or other rights to subscribe to or purchase any additional shares of Common Stock or any convertible securities, or the issuance of convertible securities (provided that the delivery of Common Stock pursuant to such grants shall not be deemed an excluded issuance).

 4.6 Computation of Consideration.  To the extent that any Additional
Shares of Common Stock are issued for a cash consideration, the consideration received by the Company therefor shall for purposes of Sections 4.2 and 4.4 hereof be deemed to be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and before deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting of, or otherwise in connection with, the issue thereof. To the extent that such issuance is for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. The consideration for any Additional Shares of Common Stock issued pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights, plus the additional consideration payable to the Company upon the exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issued pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration paid to the Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock in payment or satisfaction of any dividend upon any class of stock other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock a consideration equal to the amount of the dividend so paid or satisfied.

 4.7 Adjustment of Purchase Price. Upon each adjustment in the number of Warrant Shares, the Purchase Price shall be adjusted to an amount, not less than the par value per share of the Subject Common Stock on the date of such adjustment, equal to the quotient of (a) the Number of Warrant Shares entitled to be purchased upon exercise of this Warrant immediately prior to the adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, divided by (b) the adjusted Number of Warrant Shares. Notwithstanding anything to the contrary set forth herein, in no event will the Company take any act, whether contemplated in this
Section 4 or otherwise, the effect of which would be to prohibit the Company from issuing fully paid and non-assessable shares of Common Stock upon payment of the Purchase Price as herein provided.

 4.8 Notice of Adjustments.  Whenever an adjustment to the Purchase
Price or Number of Warrant Shares purchasable is required by this Section 4, the Company shall promptly (and in any event within 30 business days thereof) prepare a certificate signed by the President or a Vice President of the Company, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which the adjustment was calculated (including a description of the basis on which the officers of the Company made any determination hereunder), and the Purchase Price and Number of Warrant Shares after giving effect to such adjustment. The Company shall promptly deliver to the Holder a copy of such certificate at the address set forth in Section 13 hereof, together, in the case of any adjustment increasing the number of shares of Common Stock issued pursuant to Section 2 of this Warrant, a certificate or certificates representing the aggregate number of additional shares of Common Stock, each such certificate to be in the denomination requested by the Holder and registered in the name of the Holder or such other name as shall be designated by the Holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section 4.9, regardless of the name or names in which the stock certificates are registered.

 4.9  Minimum Adjustment.

(a) No adjustment of the Purchase Price shall be made if such adjustment results in a change of the Purchase Price then in effect of less than $.05. Any adjustments of less than $.05 shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with the adjustment or adjustments so carried forward, amounts to $.05 or more of the Purchase Price then in effect. However, upon the exercise of this Warrant, the Company shall make all necessary adjustments not theretofore made to the Purchase Price up to and including the date upon which this Warrant is exercised.

(b) No adjustment of the Number of Warrant Shares shall be made if such adjustment results in a change of the Number of Warrant Shares then in effect of less than 0.1% of the shares of Common Stock issued and outstanding. Any adjustments of less than 0.1% of the number of Common Shares outstanding shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with the adjustment or adjustments so carried forward, amounts to 0.1% or more of the number of Common Shares then outstanding. However, upon exercise of this Warrant, the Company shall make all necessary adjustments not theretofore made to the number of Common Shares up to and including the date upon which this Warrant is exercised.

SECTION 5.  MERGERS, CONSOLIDATION, SALES.

 In the event of any proposed consolidation or merger of the Company with another corporation, or the proposed sale of all or substantially all of its assets to another Person, or any proposed reorganization or reclassification of the capital stock of the Company (except a transaction for which provision for adjustment is made in Section 4 hereof), then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holder will thereafter have the right to receive, in lieu of the shares of the Common Stock of the Company purchasable hereunder immediately prior to such transaction, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, sale, reorganization or reclassification.
 In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Number of Warrant Shares) shall thereafter be applicable to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, assumes by written instrument (executed and mailed to the Holder at the last address for the Holder appearing on the books of the Company) the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder is entitled to receive upon the exercise hereof.

SECTION 6.  PRIOR NOTICE OF CERTAIN EVENTS.

 In case at any time:

(c)  the Company declares a cash dividend on its Common Stock;

(d) the Company pays any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

(e) the Company offers for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(f) there is any capital reorganization, reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or (in the case of a sale) any other entity or person; or

(g) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall give written notice, to the Holder of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up will take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such notice shall be given not less than 30 days nor more than 60 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto, or the date fixed for determining shareholders entitled to participate therein, as the case may be.

SECTION 7.  FRACTIONAL SHARES.

 Fractional shares shall not be issued upon the exercise of this Warrant but, in lieu thereof, the Company shall, upon the complete exercise of this Warrant, pay to the Holder a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of the Company), over the proportional part of the Purchase Price represented by such fractional share. The Company will not undertake any reorganization, reclassification or combination concerning its Common Stock if the effect thereof would be to cause any fractional shares to be covered by this Warrant unless the Holder shall consent thereto in writing.

SECTION 8.  TAXES.

 The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes which may be payable in respect of the issue of this Warrant, or any Common Stock or certificate therefor issuable upon the exercise of this Warrant.

SECTION 9.  CLOSING OF TRANSFER BOOKS.

 The right to exercise this Warrant shall not be suspended during the period while the stock transfer books of the Company for its Common Stock are closed and, upon the exercise of this Warrant at any time when the stock transfer books of the Company for its Common Stock are open, the Company shall not close such books until such time as the Company shall have delivered certificates evidencing the Common Stock issuable upon such exercise. The Company shall not be required, however, to deliver certificates of the Common Stock issuable upon the exercise of this Warrant while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening thereof, or as soon as practicable thereafter, but in any case within 10 business days of the earliest day on which such books may be opened under applicable law.

SECTION 10. SPECIAL AGREEMENTS OF THE COMPANY.

 The Company covenants and agrees that:

 10.1  Exchange of Class A Common Stock for Class B Common
Stock. The Company agrees that, in the event it shall issue and deliver shares of its Class A Common Stock as Warrant Shares upon exercise of this Warrant and all or any part of such shares of Class A Common Stock shall be transferred to a person who is then an employee or director of the Company or any controlled subsidiary of the Company, the Company will exchange such number of shares of Class A Common Stock for an equal number of shares of Class B Common Stock which share shall be delivered to such transferee, provided however, in no event shall the Company be obliged to exchange shares of Class B Common Stock for shares of Class A Common Stock pursuant to this Section 10.1 in and to the extent such exchange shall cause the aggregate amount of all shares exchanged pursuant to this Section 10.1 to exceed twenty-five (25%) per cent of all of the outstanding shares of Class B Common Stock.

 10.2 Will Reserve Shares. The Company will reserve and set apart and have at all times, free from preemptive rights, restrictions, dedications, allocations, options, other warrants and other rights, the number of shares of authorized but unissued Subject Common Stock deliverable upon the exercise of this Warrant.

 10.3 No Adverse Acts. The Company will not take any act, the effect of which would be to prohibit the Company from issuing fully paid and non-assessable shares of Subject Common Stock upon payment of the Purchase Price as herein provided.

 10.4 Will Bind Successors. This Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

SECTION 11. REGISTRATION RIGHTS, ETC.

 The Holder shall have the rights of registration set forth in this
Section 11 with respect to shares of Common Stock of the Company purchasable or acquired upon exercise of this Warrant.

 11.1  Additional Definitions.  For purposes of this Section
11, "Registration Statement" shall mean any registration statement (as defined in the Securities Act) on Form S-1, or any other registration form; "Holder", in addition to the registered Holder of this Warrant as hereinbefore defined, shall mean the registered owner of shares of Subject Common Stock issued upon exercise of this Warrant; "Warrant Shares" shall be limited to shares of Subject Common Stock of the Company purchasable upon exercise of this Warrant (i.e., shares not as yet acquired through Warrant exercise); and "Restricted Stock" shall mean shares of Subject Common Stock issued upon exercise of this warrant that theretofore had been unregistered under the Securities Act, or theretofore remained unsold while registered under said Act.

 11.2  Notice of Proposed Transfer; Registration Not Required.
The Holder agrees to give prior written notice to the Company of the Holder's intention to transfer the Warrant Shares or Restricted Stock (or any portion thereof), describing briefly, in a form substantially similar to that attached hereto, the manner and circumstances of the proposed transfer.
 Promptly upon receipt of such written notice, the Company shall, at its option, either (i) request the Holder to select counsel or (ii) present copies thereto to Company counsel, with a direction to render the opinions contemplated by this Section 11.2 within 15 days. If in the opinion of such counsel the proposed transfer may be effected without registration or qualification under any Federal or state law of such Warrant Shares or Restricted Stock, the Company, as promptly as practicable, shall notify the Holder of such opinion and of the terms and conditions, if any, to be observed. Upon such notice, or upon receiving such an opinion from its own counsel chosen under (i) above, the Holder shall be entitled to transfer such Warrant Shares or Restricted Stock in accordance with the terms of such opinion. If in the opinion of counsel chosen under either (i) or (ii) above, the proposed transfer may not be effected without registration or qualification under any Federal or applicable state securities laws of the Warrant Shares or Restricted Stock, the Holder may refer the matter to counsel chosen by it of recognized standing in the area of securities laws, and if in the opinion of such other counsel the proposed transfer may be effected without registration or qualification, a copy of such opinion, addressed to the Company and the Holder, shall be provided to the Company and the Holder thereafter shall be entitled to transfer the Warrant Shares or Restricted Stock in accordance with such opinion. All reasonable fees and expenses of counsel (except those of counsel designated by the Holder to give an opinion after the Holder has received an opinion of counsel selected by it pursuant to (i) above) in connection with the rendition of the opinions provided for in this Section 11.2 shall be paid by the Company.

 11.3 Required Registration and Notice; Transfer of Notes. If, in the opinion of counsel for the Company, the proposed transfer described in the written notice given pursuant to Section 11.2 hereof may not be effected without registration or qualification under applicable Federal or state law of such Warrant Shares or Restricted Stock or without compliance with the conditions or any exemptive regulation of the Commission, and no further opinion is received as contemplated by Section 11.2 hereof or, if received, such further opinion confirms the opinion of the Company's counsel, and if the Company is a Public Company, the Company shall (a) in the case of a proposed registration, promptly give written notice to the Holder and to the Holders of all other Warrant Shares and Restricted Stock of such proposed registration and (b) subject to the conditions of Section
11.4 hereof, as expeditiously as possible, endeavor, in good faith, to effect any such registration or qualification or filing for exemption of the resale by the Holder and any holders referred to in Clause (ii) below of:

  (i)  such Warrant Shares, or such Restricted Stock or both, and

  (ii)  in the case of any such registration, all other Warrant
Shares and Restricted Stock, the holders of which have advised the Company in writing within 20 days after the giving of such written notice by the Company of their desire to have their Warrant or Restricted Stock registered with, or notification to or approval of, any governmental authority under Federal or state law, or listing with any securities exchange, which may be required reasonably to permit the sale or other disposition of any such Warrant Shares or Restricted Stock which the holders thereof proposed to make; provided, however, that, in the case of an underwritten public offering of Common Stock, if the underwriters or their representative or representatives determine, reasonably and in good faith, that the inclusion of any of the Warrant Shares or Restricted Stock described in clause (ii) above, would unreasonably interfere with the offering of the other Warrant Shares or Restricted Stock described in clause (i) above, the Company shall give notice of such determination to the Holder and each other holder of such other Warrant Shares and Restricted Stock, and the number of Warrant Shares and shares of Restricted Stock to be offered by such other holders (but not those to be offered by the Holder) shall be reduced pro rata on the basis of the amount requested or proposed to be included by such other holders to aggregate a number, if any, of shares which said underwriters or their representative or representatives shall not consider excessive. No shares of Common Stock proposed to be issued by the Company on its own behalf shall be included in any registration or qualification or filing for exemption provided for in this Section 11.3 unless all Warrant Shares and Restricted Stock described in clauses (i) and (ii) above are included in such registration, qualification or filing for exemption. All expenses incurred by the Company and the Holder in complying with all registration requirements, including, without limitation, filing fees, fees and disbursements of counsel for the Company and the Holder, printing and other expenses (but excluding any underwriting discounts or commissions) in connection with each Registration Statement required under this Section 11.3 shall be borne by the Company.

 11.4 Conditions to Required Registration. The Company shall not be required to register, or to use its best efforts to effect any registration of, the Warrant Shares or Restricted Stock under the Securities Act or any other applicable Federal or state law pursuant to Section 11.3 hereof:

  (a)  more than once with respect to this Warrant;

  (b) on a date which under the General Rules and Regulations of the Commission, the inclusion therein by incorporation by reference (to the extent such inclusion is required or permitted under said Rules and Regulations) of financial statements of the Company contained in the most recently filed Report of the Company on Forms 10-K and 10-Q would not be permitted or the inclusion of additional financial statements would be required; or

  (c)  at any time prior to October 1, 1999.

 The Company shall maintain the effectiveness of any Registration
Statement filed in connection with a registration required under Section
11.3 hereof and, if necessary, amend such Registration Statement and supplement the prospectus relating thereto, for a period of nine months from the effective date of such Registration Statement.

 The Company may delay any registration or qualification of Registrable Securities required pursuant to this Section 11.4 for a period not exceeding 60 days, provided the Company shall in good faith determine, as evidenced by resolution of its Board of Directors, that any such registration would adversely impact any active negotiations or planning for a proposed or pending, material, public or private financing, merger, stock or asset acquisition or sale of all or substantially all of the Company's assets.

 11.5 Incidental Registration. If, at any time or times, the Company proposes to file one or more Registration Statements for the registration under the Securities Act of any of its equity securities for public offering whether or not underwritten (excluding the issuance of shares in connection with an acquisition, merger or exchange of securities which involves no distribution for cash), it shall give a Notice of Registration (as defined in Section 11.6 hereof) to the Holder, and shall include in each Registration Statement referred to in such notice all Warrant Shares or Restricted Stock, or both, with respect to which the Holder shall have delivered to the Company a Notice of Intent to Sell (as defined in Section 11.6 hereof) within 30 days after the Company has given its Notice of Registration. Such Notice of Registration shall be given not later than 45 days prior to the filing of any such Registration Statement. All expenses incurred by the Company and the Holder and other holders in complying with all registration requirements, including, without limitation, filing fees, fees and disbursements of counsel for the Company, the Holder and the other holders, printing and other expenses (but excluding any underwriting discounts or commissions) in connection with each such registration shall be borne by the Company. The Company shall have no obligation to register Warrant Shares or Restricted Stock under this Section 11.5, however, unless the Holder agrees to join in underwriting arrangements in respect of the Warrant Shares or Restricted Stock being registered which are, except as otherwise herein provided, on the same terms as other participants in the distribution. If the underwriters determine, reasonably and in good faith, that the number of shares of Common Stock to be included on any such Registration Statement exceeds the number of shares which can be offered and sold on reasonable terms and price under prevailing market conditions, then the number of Warrant Shares and/or shares of Restricted Stock to be included in such Registration Statement and the number of shares of Common Stock so registered by the Company shall be reduced pro rata to allow the orderly offering and sale under prevailing market conditions by the Company of all shares of Common Stock it is requesting to be registered.
 If shares of Common Stock held by persons other than the Company and the Holder are included in the shares covered by such Registration Statement, such reduction shall be proportionate to the reduction in the number of shares of Common Stock of the Company which such other persons are required to make by said underwriters.

 The Company shall not be required to maintain the effectiveness of any Registration Statement filed in connection with the registration which is the subject of this Section 11.5 or to amend such Registration Statement or to supplement the prospectus relating thereto after the expiration of nine months from the effective date of such Registration Statement.

 The Company need not include any Warrant Shares or Restricted Stock owned by the Holder in any Registration Statement provided for under this
Section 11.5 if, in the opinion of counsel for the Company satisfactory to counsel for the Holder, registration of such shares under the Securities Act is not necessary to the Holder to dispose of such shares in a public offering and distribution in the open market in compliance with the Securities Act; provided in such case, the opinion of such counsel shall be in writing addressed to the Holder and shall be rendered within 20 days after the Notice of Intent to Sell is received by the Company, and provided further that if the Company declines to register any Warrant Shares or Restricted Stock pursuant to this paragraph, the Company shall indemnify the Holder against any and all losses, damages, liabilities and expenses, including counsel fees and liability under the Securities Act, that such Holder may incur as a result of the aforementioned opinion being incorrect in its determination that registration of such shares was not necessary.

 11.6 Notice of Intent to Sell and Notice of Registration.

 (a) "Notice of Intent To Sell" shall mean a written notice signed by the Holder (i) setting forth the number of Warrant Shares, if any, and the number of shares of Restricted Stock, if any, which the Holder desires to have registered for sale, (ii) representing that the Holder has a present intention to sell the same, (iii) agreeing to execute all consents, registration statements and other documents reasonably required in order to permit the applicable Registration Statement to be made effective and to carry out the distribution.

 (b) "Notice of Registration" shall mean a written notice signed by an officer of the Company, setting forth the approximate date on which it intends to file a Registration Statement for the registration of its equity securities pursuant to the Securities Act, and the approximate date on which it contemplates such Registration Statement will become effective.

 11.7 Indemnification.  The obligation of the Company to register
Warrant Shares or Restricted Stock for the Holder pursuant to Sections 11.3 and 11.5 hereof shall be subject to the receipt by the Company of an agreement from the Holder, and each underwriter of any Warrant Shares or Restricted Stock to be registered for the Holder, in from and substance satisfactory to the Company, indemnifying the Company against liability arising out of or based upon any untrue statement or alleged untrue statement of material fact in the Registration Statement, or the omission or alleged omission to state therein any material fact required to be stated therein or necessary in order to make the statements therein not misleading, if (with respect to the agreement of the Holder) such statement or omission was made by the Company in reliance upon and in conformity with written information furnished to the Company specifically for use in such Registration Statement by or on behalf of the Holder, or (with respect to the agreement of any underwriter of any Warrant Shares or Restricted Stock to be registered for the Holder) by or on behalf of such underwriter. In connection with the registration under the Securities Act of Warrant Shares or Restricted Stock owned by the Holder, the Company hereby agrees to indemnify the Holder and each underwriter thereof against liability arising out of or based upon any untrue statement or alleged untrue statement of a material fact in a Registration Statement filed by the Company, or the omission or alleged omission to state in such Registration Statement any material fact required to be stated therein or necessary in order to make the statement therein not misleading, other than any such statement included in, or omitted from, such Registration Statement by the Company in reliance upon written information furnished to the Company, specifically for use therein, by or on behalf of the Holder (with respect to the Holder), or by or on behalf of any underwriter of the securities included therein (with respect to such underwriter). The Company and the Holder agree to join in an underwriting agreement having usual and customary terms, including customary representations, warranties and other agreements (other than agreements with respect to indemnification, which shall be limited to those provided in this Section 11.7); provided that no such agreement shall require the Holder to make any representation or warranty concerning the Company unless the same be based upon the actual knowledge of the Holder. Reasonably promptly (but not later than 30 days) after receipt of a party claiming indemnification under this Section 11.7 receives notice of commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 11.7, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve it from any liability under this Section 11.7 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after receipt of actual notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 11.7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall, however, have the right to employ separate counsel to represent it in connection with any claim in respect of which indemnity may be sought hereunder if, in the reasonable judgment of counsel for the indemnified party, a conflict of interest exists making it advisable for him to be represented by separate counsel, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. An indemnifying party shall not be liable to any indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

 11.8 Exchange of Certificates.  In the event that any of the Warrant
Shares are at any time made the subject of a registration statement pursuant to the provisions of this Section 11, the Company shall, upon surrender of the Warrant or certificate or certificates representing such Warrant Shares, deliver to the Holder a new certificate evidencing such Warrant Shares, such certificate to be without any legend to the effect that such certificate may not be transferred without registering under the Securities Act or unless an exemption from said Act is available.

 11.9 Remedies. In the event the Company at any time fails to perform fully and completely its obligations under this Section 11, the Holder shall, in addition to all other rights or remedies hereunder, at law or in equity, have the right to petition any court with jurisdiction in the premises for an order compelling the Company specifically to perform said obligations, it being recognized that monetary damages are not adequate compensation for any such failure.

 11.10 Holdback Obligation. The Holder agrees that at any time and from time to time during the Effective Period (as defined below) that the Company files a registration statement with the Commission relating to a primary offering by the Company of equity or equity-related securities (other than any registration statement filed by the Company (a) pursuant to Rule 415 under the Securities Act, (b) on Form S-8 (or any successor form), or (c) in connection with any stock option, stock purchase or other benefit plan or any dividend reinvestment plan) (a "Company Registration"), the Holder will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock beneficially owned by the Holder until the earlier of
(i) the withdrawal of such Company Registration or (ii) 90 days after the effective date of such Company Registration; and the Holder agrees to enter into such further documents and holdback letters as may reasonably be requested by the Company or any underwriter in connection with such Company Registration in order to reflect the holdback obligations set forth in this Section. For purposes of this paragraph, the term "Effective Period" shall mean the period during which a Registration Statement under with Warrant Shares or shares of Restricted Stock are registered is effective.


SECTION 12. FINANCIAL STATEMENTS AND INFORMATION.

 The Company hereby covenants and agrees that on and after the initial issuance of this Warrant, so long as it is outstanding, the Company will deliver to the Holder for each fiscal quarter and fiscal year of the Company, copies of all financial statements filed, from time to time, with the Commission on Forms 10-Q and 10-K.

SECTION 13. NOTICES.

 Any notice or other document to be given or delivered to the Holder shall be delivered or sent by certified or registered mail to the Holder at 6060 North Northwest Highway, Chicago, Illinois 60631, Attention: Richard F. Wharton, President, or to such other address as shall have been furnished to the Company in writing by the Holder. Any notice or other document to be given or delivered to the Company shall be delivered or sent by certified or registered mail to the offices of the Company at Route 10 and Pheasant Road, Reading, PA 19603, or to any other address that may be designated by either party in a written notice given to the other pursuant to this Section. Any notice to a party addressed and mailed by registered or certified mail (return receipt requested) shall be deemed to be given one (1) day after so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

SECTION 14. NO RIGHTS AS SHAREHOLDER; LIMITATION OF LIABILITY.

 This Warrant shall not entitle the Holder to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder shall give rise to any liability of the Holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

SECTION 15. REPRESENTATIONS AND WARRANTIES OF HOLDER.

 By accepting this Warrant, the Holder hereby:

 A. Represents and warrants that it maintains its principal place of business in the State of Illinois.

 B. Acknowledges that it has received a copy of the Company's most recent Audited Financial Statements.

 C. Represents and warrants that the Warrant and the shares of Common Stock issuable upon exercise of the Warrant are being acquired for its own account without a view to public distribution or resale and that it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any shares of Common Stock or any portion thereof to any other person.

 D. Represents and warrants that in determining to accept the warrants referred to hereunder, it has relied solely upon its independent investigation, including the advice of its legal counsel and accountants or other financial advisors or purchaser representatives and has, during the course of discussions concerning the warrants and the opportunity to acquire the Common Stock issuable upon exercise of the Warrant, been offered the opportunity to ask such questions and inspect such documents concerning the Company and its business and affairs as it has requested so as to more fully understand the nature of the investment and to verify the accuracy of the information supplied.

 E. ACKNOWLEDGE THAT THE PURCHASE OF STOCK INVOLVES A HIGH DEGREE OF
RISK, and represents and warrants that it can bear the economic risk of the purchase of the Stock, including the total loss of its investment.

 F. Understands that no federal or state agency has approved or disapproved the shares of Common Stock issuable upon exercise of the Warrant, passed upon or endorsed the merits of the offering of the shares of Stock hereunder, or made any finding or determination as to the fairness of the shares of Stock for investment.

SECTION 16. LAW GOVERNING.

 This Warrant shall be governed by, and construed and enforced in accordance with, the last of the State of Pennsylvania.

SECTION 17. MISCELLANEOUS.

 This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against the enforcement of the same is sought. The headings in this Warrant are for purposes of reference only, are not a part of this Warrant and shall not affect the meaning or construction of any of the provisions hereof.

 The payment or prepayment, in whole or in part, of the Note shall not affect, terminate or modify this Warrant or any of the terms and provisions hereof.

 IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer in the City of Reading, Pennsylvania, this 30th day of September, 1996.

      GILBERT ASSOCIATES, INC.

      By

       Its President


 NOTICE OF EXERCISE

 Dated:  ____________, ____


 The undersigned hereby irrevocably elects to exercise the attached Warrant to the extent of purchasing ________ shares of Common Stock and hereby makes payment of $__________ in payment of the Purchase Price thereof.

 INSTRUCTIONS FOR REGISTRATION OF STOCK

 Name
  (Please type or print in block letters)

 Address


       Signature:

       By






 ASSIGNMENT FORM


 FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto _______________________________ the right to purchase __________ shares of Common Stock represented by this Warrant as to which such right is exercisable and does hereby irrevocably constitute and appoint _________________________________, attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


       Signature


Dated:                       , 19__.

 EXHIBIT 5.2(j)


 AMENDMENT TO AND ASSIGNMENT
 AND ASSUMPTION OF NET LEASE


 THIS INSTRUMENT, made and entered into as of this 30th day of September, 1996, by and between LaSALLE NATIONAL TRUST, N.A., successor trustee to LaSALLE NATIONAL BANK, not personally, but as trustee under Trust Agreement dated February 2, 1975 and known as Trust No. 48560 (hereinafter referred to as "Lessor"), SAFCO CORPORATION, an Illinois corporation (hereinafter referred to as "Assignor"), and GILBERT ASSOCIATES, INC., a Delaware corporation and SAFCO TECHNOLOGIES, INC., an Illinois corporation (collectively referred to as "Assignee");


 W I T N E S S E T H:


 WHEREAS, on the 12th day of December, 1991, the Lessor and the Assignor executed and entered into a Net Lease (hereinafter referred to as the "Net Lease")pertaining to the premises commonly known as 6010-6060 Northwest Highway, Chicago, Illinois, which Lease, by its terms, expires on May 31, 2001, subject to an option to extend; and

 WHEREAS, coincident with the execution of this instrument, the Assignor is selling and transferring to the Assignee all of the business and substantially all of the assets comprising the Assignor's Electronic Systems Division; and

 WHEREAS, incident to the sale of the Electronic Systems Division by the Assignor to the Assignee, the Assignor and Assignee have agreed that the Net Lease, as amended hereby, shall be assigned by the Assignor to the Assignee and the Assignee will assume and agree to perform all of the obligations of the Assignee thereunder, provided that the Lessor and the Assignor amend the Net Lease in certain respects;

 NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

A.  Reference is made to a certain Development Solutions, Inc.
Property Inspection Report prepared on or about September 9, 1996 and delivered to the Assignor and the Assignee, which report identifies certain possible building code violations applicable to the premises. The Assignor and Assignee agree that, notwithstanding the assignment of the Net Lease, in the event that such violations are ever required, by the municipality, to be remedied, the Assignor will reimburse the Assignee for all costs incurred in causing such remediation.

B.  Section 2.1 (Original Term) is amended to read as follows:

  "Section 2.1 Term. The term of this Lease shall begin on the date hereof and shall end on the tenth (10th) anniversary of the date hereof, unless sooner terminated as provided herein."

C. Section 2.2 of the Net Leae (Option to Extend) is deleted in its entirety.

D. Section 3.3 of the Net Lease (Basic Rent) is amended to read as follows:

  "Section 3.3 Basic Rent. Lessee shall pay as basic rent the sum of $2,730,000, plus the two (2%) percent annual adjustment as hereinafter set forth, for the one hundred twenty (120) full calendar months of the term, which shall be paid in one hundred twenty (120) monthly installments, each installment for the first twelve (12) installments to be in the amount of $22,750. As of the first (1st) and each subsequent anniversaries of the date of this instrument, the annual rental shall be increased by two (2%) percent of the annual rental payable during the preceding year and the monthly installments shall, accordingly, be increased. All rental shall be paid on or before the fifth
(5th) day of each calendar month."

E. Coincident with the execution of this instrument, the Assignee shall pay to the Lessor a pro rata portion of the monthly rent for that portion of the calendar month remaining as of the date of execution.

F. The parties acknowledge that, notwithstanding the assignment hereinafter set forth, the Assignor's rights to recover the $180,000 security deposit with the Lessor, as described in Article XII, shall not be assigned and the Assignee shall acquire no rights therein. The Assignee does hereby deposit with the Lessor, the sum of $22,750 to serve as a security deposit in accordance with the provisions of Article XII.

G. The Assignor does hereby sell, assign and transfer to the Assignee all of its rights under the Net Lease, as hereinabove amended, the Assignee, jointly and severally, does hereby accept the assignment and assumes and agrees to perform all of the obligations of the "Lessee" thereunder and the Lessor does hereby consent to the foregoing assignment and assumption.

 IN WITNESS WHEREOF, the parties have executed this instrument all the day and year first above written.

     LESSOR:

     LaSALLE NATIONAL TRUST, N.A., successor
trustee to LaSALLE NATIONAL BANK, not
personally, but as trustee under Trust
Agreement dated February 2, 1975 and known as Trust No. 48560

     By: /s/Deborah Carbon


     ASSIGNOR:

     SAFCO CORPORATION, an Illinois corporation

     By: /s/Bruce E. Creger
        President


     ASSIGNEE:

     GILBERT ASSOCIATES, INC., a Delaware corporation

     By: /s/Timothy S. Cobb
        President


     SAFCO TECHNOLOGIES, INC., an Illinois corporation

     By: /s/Bruce E. Creger
        President